AGREEMENT AND PLAN OF MERGER


                                  By and Among


                               Halliburton Company


                             Halliburton N.C., Inc.


                                       and


                            Dresser Industries, Inc.

                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01               Definitions.........................................1
SECTION 1.02               Rules of Construction...............................1

                                   ARTICLE II

                                 TERMS OF MERGER

SECTION 2.01               Statutory Merger....................................2
SECTION 2.02               Effective Time......................................2
SECTION 2.03               Effect of the Merger................................2
SECTION 2.04               Certificate of Incorporation; Bylaws................2
SECTION 2.05               Directors and Officers..............................2

                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 3.01               Merger Consideration; Conversion and Cancellation of
                           Securities..........................................2
SECTION 3.02               Exchange of Certificates............................3
SECTION 3.03               Closing.............................................6
SECTION 3.04               Stock Transfer Books................................6

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01               Organization and Qualification; Subsidiaries........6
SECTION 4.02               Certificate of Incorporation and Bylaws.............6
SECTION 4.03               Capitalization......................................6
SECTION 4.04               Authorization of Agreement..........................8
SECTION 4.05               Approvals...........................................8
SECTION 4.06               No Violation........................................8
SECTION 4.07               Reports.............................................9
SECTION 4.08               No Material Adverse Effect; Conduct................10


                          AGREEMENT AND PLAN OF MERGER
                                      -ii-

SECTION 4.09               Certain Business Practices.........................10
SECTION 4.10               Certain Obligations................................10
SECTION 4.11               Authorizations; Compliance.........................10
SECTION 4.12               Litigation; Compliance with Laws...................11
SECTION 4.13               Employee Benefit Plans.............................11
SECTION 4.14               Taxes..............................................14
SECTION 4.15               Environmental Matters..............................14
SECTION 4.16               Insurance..........................................14
SECTION 4.17               Pooling; Tax Matters...............................15
SECTION 4.18               Affiliates.........................................15
SECTION 4.19               Opinion of Financial Advisor.......................15
SECTION 4.20               Brokers............................................15

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

SECTION 5.01               Organization and Qualification; Subsidiaries.......16
SECTION 5.02               Certificate of Incorporation and Bylaws............16
SECTION 5.03               Capitalization.....................................16
SECTION 5.04               Authorization of Agreement.........................17
SECTION 5.05               Approvals..........................................18
SECTION 5.06               No Violation.......................................18
SECTION 5.07               Reports............................................19
SECTION 5.08               No Material Adverse Effect; Conduct................19
SECTION 5.09               Certain Business Practices.........................20
SECTION 5.10               Certain Obligations................................20
SECTION 5.11               Authorizations; Compliance.........................20
SECTION 5.12               Litigation; Compliance with Laws...................20
SECTION 5.13               Employee Benefit Plans.............................21
SECTION 5.14               Taxes..............................................23
SECTION 5.15               Environmental Matters..............................24
SECTION 5.16               Insurance..........................................24
SECTION 5.17               Pooling; Tax Matters...............................24
SECTION 5.18               Affiliates................................... .....25
SECTION 5.19               Brokers............................................26
SECTION 5.20               Opinion of Financial Advisor.......................26
SECTION 5.21               Acquiring Person...................................26

                          AGREEMENT AND PLAN OF MERGER
                                      -iii-

                                   ARTICLE VI

                                    COVENANTS

SECTION 6.01               Affirmative Covenants..............................26
SECTION 6.02               Negative Covenants.................................27
SECTION 6.03               No Solicitation by the Company.....................33
SECTION 6.04               No Solicitation by the Parent......................34
SECTION 6.05               Access and Information.............................35

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

SECTION 7.01               Meetings of Stockholders...........................35
SECTION 7.02               Registration Statement; Proxy Statements...........36
SECTION 7.03               Appropriate Action; Consents; Filings..............38
SECTION 7.04               Affiliates; Pooling; Tax Treatment.................40
SECTION 7.05               Public Announcements...............................40
SECTION 7.06               NYSE Listing.......................................40
SECTION 7.07               Rights Agreement; State Takeover Statutes..........40
SECTION 7.08               Comfort Letters....................................41
SECTION 7.09 Assumption of Obligations to Issue Stock and Obligations of Employee Benefit Plans; Employees...41
SECTION 7.10               Indemnification of Directors and Officers..........44
SECTION 7.11               Newco..............................................45
SECTION 7.12               Event Notices......................................45
SECTION 7.13               Parent Board of Directors; Committees..............46
SECTION 7.14               Transition Management..............................46
SECTION 7.15               Employment Contracts...............................46
SECTION 7.16               Waiver by Company Joint Venture Partners...........46

                                  ARTICLE VIII

                               CLOSING CONDITIONS

SECTION 8.01               Conditions to Obligations of Each Party Under This
                           Agreement..........................................47
SECTION 8.02               Additional Conditions to Obligations of the Parent
                           Companies..........................................48
SECTION 8.03               Additional  Conditions  to  Obligations  of  the
                           Company............................................48

                          AGREEMENT AND PLAN OF MERGER
                                      -iv-

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01               Termination........................................49
SECTION 9.02               Effect of Termination..............................51
SECTION 9.03               Amendment..........................................51
SECTION 9.04               Waiver.............................................51
SECTION 9.05               Fees, Expenses and Other Payments..................52

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01              Effectiveness  of  Representations,  Warranties  and
                           Agreements.........................................54
SECTION 10.02              Notices............................................54
SECTION 10.03              Headings...........................................55
SECTION 10.04              Severability.......................................55
SECTION 10.05              Entire Agreement...................................55
SECTION 10.06              Assignment.........................................55
SECTION 10.07              Parties in Interest................................56
SECTION 10.08              Failure or Indulgence Not Waiver; Remedies
                           Cumulative.........................................56
SECTION 10.09              Governing Law......................................56
SECTION 10.10              Specific Performance...............................56
SECTION 10.11              Counterparts.......................................56


                          AGREEMENT AND PLAN OF MERGER
                                      -v-

                                     ANNEXES


Annex A           Schedule of Defined Terms
Annex B           Affiliate's Agreement (Dresser Industries, Inc.) Affiliates)
Annex C           Affiliate's Agreement (Halliburton Company) Affiliates)




                          AGREEMENT AND PLAN OF MERGER
                                      -vi-

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of February 25, 1998 (this "Agreement"), is by and among Halliburton Company, a Delaware corporation (the "Parent"), Halliburton N.C., Inc., a Delaware corporation and a wholly owned direct subsidiary of the Parent ("Newco"), and Dresser Industries, Inc., a Delaware corporation (the "Company"). The Parent and Newco are sometimes referred to herein as the "Parent Companies."

                                    RECITALS:

         The Company and the Parent have determined to engage in a business combination as peer firms in a merger of equals.

         In furtherance thereof, the respective Boards of Directors of the Company, the Parent and Newco have approved this Agreement and the Merger of Newco with and into the Company.

         For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Code.

         The Merger is intended to be treated as a "pooling of interests" for accounting purposes.

         The parties hereto  acknowledge the execution and delivery of the Stock
Option  Agreements   concurrently  with  the  execution  and  delivery  of  this
Agreement.

         NOW,  THEREFORE,  in  consideration of the foregoing and the respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

         SECTION 1.02 Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it;
(b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" means "including, without limitation;" (e) words in the singular include the plural;
(f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; and (i) the terms "Article" or "Section" shall refer to the specified Article or Section of this Agreement.

                          AGREEMENT AND PLAN OF MERGER
                                       -1-

                                   ARTICLE II

                                 TERMS OF MERGER

         SECTION 2.01 Statutory Merger. Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, Newco shall merge with and into the Company at the Effective Time. The terms and conditions of the Merger and the mode of carrying the same into effect shall be as set forth in this Agreement. As a result of the Merger, the separate corporate existence of Newco shall cease and the Company shall continue as the Surviving Corporation.

         SECTION 2.02 Effective Time. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the GCL.

         SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Newco and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Newco and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.04 Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation and the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws of the Surviving Corporation.

         SECTION 2.05 Directors and Officers. The directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.01 Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent Companies, the Company or the holders of any of the following securities:


                          AGREEMENT AND PLAN OF MERGER
                                       -2-

                  (a) Subject to the other provisions of this Article III, each share of Company Common Stock, including the associated right to receive or purchase shares of Series A Junior Preferred Stock of the Company pursuant to the terms of the Company's Rights Agreement, issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Section 3.01(c)) shall be converted into one share of Parent Common Stock. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of the Parent Common Stock or the Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Stock Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (b) All shares of Company Common Stock shall, upon conversion thereof into shares of Parent Common Stock at the Effective Time, cease to be outstanding and shall be automatically canceled and retired, and each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Section 3.01(c)) shall thereafter be deemed, for all purposes other than the payment of dividends or distributions, to represent that number of shares of Parent Common Stock determined pursuant to the Common Stock Exchange Ratio and, if applicable, the right to receive cash pursuant to Section 3.02(d) or (e) or both. The holders of certificates previously evidencing Company Common Stock shall cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by law.

                  (c) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by the Parent or any direct or indirect wholly owned Subsidiary of the Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without conversion thereof.

                  (d) Each share of common stock, par value $1.00 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.25 per share, of the Surviving Corporation.

         SECTION 3.02               Exchange of Certificates.

                  (a) Exchange Fund. At the Closing, the Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the former holders of Company Common Stock and for exchange through the Exchange Agent in accordance with this Article III, certificates evidencing that number of shares of Parent Common Stock equal to the product of the Common Stock Exchange Ratio and the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (exclusive

                          AGREEMENT AND PLAN OF MERGER
                                       -3-
         of any such shares to be canceled pursuant to Section 3.01(c)). The Exchange Agent shall, pursuant to irrevocable instructions from the Parent, deliver certificates evidencing Parent Common Stock, together with any cash to be paid in lieu of fractional interests in shares of Parent Common Stock pursuant to Section 3.02(e) and any dividends or distributions related to such Parent Common Stock to be paid pursuant to Section 3.02(d), in exchange for certificates theretofore evidencing Company Common Stock surrendered to the Exchange Agent pursuant to
         Section 3.02(c).  Except as contemplated by Sections  3.02(f),  (g) and
         (h), the Exchange Fund shall not be used for any other purpose.

                  (b) Letter of Transmittal. Not later than five (5) Business Days after the Effective Time, the Parent will cause the Exchange Agent to send to each record holder of Company Common Stock immediately prior to the Effective Time a letter of transmittal and other appropriate materials for use in surrendering to the Exchange Agent certificates that prior to the Effective Time evidenced shares of Company Common Stock.

                  (c) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall distribute to each former holder of Company Common Stock, upon surrender to the Exchange Agent for cancellation of one or more certificates that theretofore evidenced shares of Company Common Stock, certificates evidencing the appropriate number of shares of the Parent Common Stock into which such shares of Company Common Stock were converted pursuant to the Merger. If shares of Parent Common Stock are to be issued to a Person other than the Person in whose name the surrendered certificate or certificates are registered, it shall be a condition of issuance of Parent Common Stock that the surrendered certificate or certificates shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of Parent Common Stock to a Person other than the registered holder of the surrendered certificate or certificates or such Person shall establish to the satisfaction of the Parent that such tax has been paid or is not applicable.

                  (d) Distributions with Respect to Unexchanged Shares of Company Common Stock. No dividends or other distributions declared or made with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that theretofore evidenced shares of Company Common Stock until the holder of such certificate shall surrender such certificate. Subject to the effect of any applicable abandoned property, escheat or similar laws, following surrender of any such certificate, there shall be paid to the holder of the certificates evidencing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.02(e), (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (iii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a

                          AGREEMENT AND PLAN OF MERGER
                                       -4-
         payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

                  (e) No Fractional Shares. Notwithstanding anything herein to the contrary, no certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and any such fractional share interests to which a holder of record of Company Common Stock at the Effective Time would otherwise be entitled shall not entitle such holder to vote or to any rights of a stockholder of the Parent. In lieu of any such fractional shares, each holder of record of Company Common Stock at the Effective Time who but for the provisions of this Section 3.02(e) would be entitled to receive a fractional interest of a share of Parent Common Stock by virtue of the Merger shall be paid cash, without any interest thereon, as hereinafter provided. The Parent shall instruct the Exchange Agent to determine the number of whole shares and fractional shares of Parent Common Stock allocable to each holder of record of Company Common Stock at the
         Effective Time, to aggregate all such fractional shares into whole shares, to sell the whole shares obtained thereby in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sale, after making appropriate deductions of the amount, if any, required for federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales shall be paid by the Parent.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the former holders of Company Common Stock for 12 months after the Effective Time shall be delivered to the Parent, upon demand, and any former holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Parent for the Parent Common Stock and any cash to which they are entitled. Notwithstanding any other provisions herein, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any Parent Common Stock, cash in lieu of fractional share interests or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) Withholding of Tax. The Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as the Parent (or any affiliate thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or state, local or foreign tax Law. To the extent that amounts are so withheld by the Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of which such deduction and withholding was made by the Parent.


                          AGREEMENT AND PLAN OF MERGER
                                       -5-

                  (h) Investment of Exchange Fund. The Exchange Agent may invest any cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by the Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Parent. The Parent shall deposit with the Exchange Agent as part of the Exchange Fund cash in an amount equal to any loss of principal resulting from such investments promptly after the incurrence of such a loss.

         SECTION 3.03 Closing. The Closing shall take place at the offices of Vinson & Elkins L.L.P., 4000 Trammel Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, at 10:00 a.m. on the next Business Day following the date on which the conditions to the Closing have been satisfied or waived or at such other place, time and date as the parties hereto may agree. At the conclusion of the Closing on the Closing Date, the parties hereto shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware.

         SECTION 3.04 Stock Transfer Books. At the close of business on the date of the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Parent Companies, subject to the limitations set forth in Section 10.01, that:

         SECTION 4.01 Organization and Qualification; Subsidiaries. The Company and each Significant Subsidiary of the Company are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their businesses as they are now being conducted and are duly qualified and in good standing to do business in the jurisdictions in which the nature of the businesses conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Company. Section 4.01 of the Company's Disclosure Letter sets forth a true and complete list of all the Company's directly or indirectly owned Significant Subsidiaries, together with (A) a specification of the nature of legal organization of such Subsidiary, and (B) the jurisdiction of incorporation or other organization of such Subsidiary.

         SECTION 4.02 Certificate of Incorporation and Bylaws. The Company has heretofore marked for identification and delivered to the Parent complete and correct copies of the certificate of incorporation and the bylaws, in each case as amended or restated to the date hereof, of the

                          AGREEMENT AND PLAN OF MERGER
                                       -6-

Company. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         SECTION 4.03               Capitalization.

                  (a) The  authorized  capital stock of the Company  consists of
         (i) 400,000,000 shares of Company Common Stock, of which, as of February 23, 1998, (A) 175,479,962 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party or is bound and (B) 9,385,769 shares were held in the treasury of the Company and (ii) 10,000,000 shares of Preferred Stock, with no par value, of which none are issued and outstanding but of which 2,000,000 shares have been designated as Series A Junior Preferred Stock. Since October 31, 1997, except as set forth in Section 4.03(a) of the Company's Disclosure Letter, (x) no shares of Company Common Stock have been issued by the Company, except upon exercise of Company Stock Options outstanding under the Company Stock Plans and (y) the Company has not granted any options for, or other rights to purchase, shares of Company Common Stock.

                  (b) Except for shares reserved for issuance pursuant to the Company Stock Plans described in Section 4.03(b) of the Company's Disclosure Letter (which reservations are also listed in detail in Section 4.03(b) of the Company's Disclosure Letter), no shares of Common Stock are reserved for issuance, and, except for the Company's Rights Plan and Company Stock Options, there are no contracts, agreements, commitments or arrangements obligating the Company (i) to offer, sell, issue or grant any Equity Security of the Company or (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Security of the Company.

                  (c) Except as set forth in Section 4.03(c) of the Company's Disclosure Letter, (i) all the issued and outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of the Company are owned by the Company or one of its Subsidiaries, have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any past or present equity holder of such Subsidiary; (ii) all such issued and outstanding shares, or other equity interests, that are owned by the Company or one of its Subsidiaries are owned free and clear of all Liens; (iii) no shares of capital stock of, or other equity interests in, any Significant Subsidiary of the Company are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company or any of its Significant Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any Equity Securities of any of the Significant Subsidiaries of the Company or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of any of the Significant Subsidiaries of the Company or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interests in, any of the Significant Subsidiaries of

                          AGREEMENT AND PLAN OF MERGER
                                       -7-
         the Company; except for any matter under clause (i), (ii) or (iii) of this Section 4.03(c) that could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (d) Except for the revocable proxies granted by the Company or its Subsidiaries with respect to the capital stock of Subsidiaries owned by the Company or its Subsidiaries, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Significant Subsidiaries.

         SECTION 4.04 Authorization of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Company Stock Option Agreement and, subject, in the case of this Agreement, to approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the applicable provisions of the GCL and the Company's certificate of incorporation, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the Company Stock Option Agreement and the performance by the Company of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Company (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the applicable provisions of the GCL and the Company's certificate of incorporation). This Agreement and the Company Stock Option Agreement have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

         SECTION 4.05 Approvals. Except for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (d) the HSR Act, (e) the competition Laws, Regulations and Orders of foreign Governmental Authorities as set forth in Section 4.05 of the Company's Disclosure Letter, (f) the NYSE, (g) the filing and recordation of appropriate merger documents as required by the GCL and (h) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Company or any of its Subsidiaries to permit the Company to execute, deliver or perform this Agreement or the Company Stock Option Agreement or to consummate the transactions contemplated hereby or thereby.

         SECTION 4.06 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Authorizations of Governmental Authorities indicated as required in Section 4.05 and receipt of the

                          AGREEMENT AND PLAN OF MERGER
                                       -8-
approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock as required by the GCL and except as set forth in
Section 4.06 of the Company's Disclosure Letter, neither the execution and delivery by the Company of this Agreement or the Company Stock Option Agreement nor the performance by the Company of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under (i) any Law, Regulation or Order applicable to the Company, (ii) the certificate of incorporation or bylaws of the Company or (iii) any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section (other than clause (ii) hereof) that could not reasonably be expected to have Material Adverse Effect on the Company. Prior to the execution of this Agreement, the Board of Directors of the Company has taken all necessary action to cause this Agreement and the transactions contemplated hereby to be exempt from the provisions of Section 203 of the GCL and to ensure that the execution, delivery and performance of this Agreement by the parties hereto will not cause any rights to be distributed or to become exercisable under the Company's Rights Agreement. Assuming the representation of the Parent in Section 5.17(g) is true, neither of the Parent Companies is (a) an "Acquiring Person" as defined in the Company's Rights Agreement or (b) will become an "Acquiring Person" as defined therein as a result of any of the transactions contemplated by this Agreement.

         SECTION 4.07               Reports.

                  (a) Since October 31, 1994, (i) the Company has filed all SEC Reports required to be filed by it with the Commission and (ii) the Company and its Subsidiaries have filed all other Reports required to be filed by any of them with any other Governmental Authorities, including state securities administrators, except where the failure to file any such Reports could not reasonably be expected to have a Material Adverse Effect on the Company. Such Reports, including all those filed after the date of this Agreement and prior to the Effective Time, (x) were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the applicable Regulations of the Commission thereunder) and (y), in the case of the SEC Reports, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company's Audited Consolidated Financial Statements and any consolidated financial statements of the Company (including any related notes thereto) contained in any SEC Reports filed by the Company with the Commission after the date of this Agreement (i) have been or will have been prepared in accordance with GAAP (except (A) to the extent required by changes in GAAP and (B), with respect to the Company's Audited Consolidated Financial Statements, as may be indicated in the notes thereto and (C), in the case of any unaudited interim financial statements, as permitted by Form 10-Q) and

                          AGREEMENT AND PLAN OF MERGER
                                       -9-

         (ii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (subject, in the case of any unaudited interim financial statements, to normal and recurring year-end adjustments).

                  (c) Except as set forth in Section 4.07(c) of the Company's Disclosure Letter, there exist no liabilities or obligations of the Company and its Subsidiaries that are Material to the Company, whether accrued, absolute, contingent or threatened, and that would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Company as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Company's Audited Consolidated Financial
         Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Company since October 31, 1997, (iii) liabilities or obligations the incurrence of which is permitted by
         Section 6.02(a) and (iv) liabilities or obligations that are not Material to the Company.

         SECTION 4.08               No Material Adverse Effect; Conduct.

                  (a) Since October 31, 1997, no event (other than any event that is of general application to all or a substantial portion of the Company's industry and other than any event that is expressly subject to any other representation or warranty contained in Article IV) has, to the Knowledge of the Company, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Company.

                  (b) Except as set forth in Section 4.08(b) of the Company's Disclosure Letter, during the period from October 31, 1997 to the date of this Agreement, neither the Company nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through
         (xiv) of Section 6.02(a).

         SECTION 4.09 Certain Business Practices. As of the date of this Agreement, neither the Company or any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Company.

                          AGREEMENT AND PLAN OF MERGER
                                      -10-

         SECTION  4.10 Certain  Obligations.  Except for those listed in Section
4.10 of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any (a) Noncompete Agreement or (b) any agreement that contains change of control or similar provisions that would give any Person that is a party to any such agreement the right, as a result of the execution of this Agreement or the consummation of any of the transactions contemplated hereby, to purchase any Material interest of the Company in any joint venture, partnership or similar arrangement.

         SECTION 4.11 Authorizations; Compliance. The Company and its Subsidiaries have obtained all Authorizations that are necessary to carry on their businesses as currently conducted, except for any such Authorizations as to which, individually or in the aggregate, the failure to possess could not reasonably be expected to have a Material Adverse Effect on the Company. Such Authorizations are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Company and there is no action, proceeding or investigation pending or, to the Knowledge of the Company, threatened regarding suspension, revocation or cancellation of any such Authorizations, except for any suspensions, revocations or cancellations of any such Authorizations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.12 Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits, investigations or proceedings that are disclosed in the Company's SEC Reports, that are set forth in Section
4.12 or Section 4.15 of the Company's Disclosure Letter or that, individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. There are no Material claims pending or, to the Knowledge of the Company, threatened by any Persons against the Company or any of its Subsidiaries for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any claim, action, suit, investigation or proceeding pending in any Court or before or by any Governmental Authority. Except as set forth in Section 4.12 of the Company's Disclosure Letter and with respect to the matters covered by Sections 4.09, 4.13, 4.14 and 4.15, the Company and its Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.13 Employee Benefit Plans. Except as set forth in the Company's SEC Reports or in Section 4.13 of the Company's Disclosure Letter:

                  (a) With respect to each Company Benefit Plan, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection

                          AGREEMENT AND PLAN OF MERGER
                                      -11-
         with which the Company or any of its Subsidiaries could be subject to any liability under the terms of such Company Benefit Plan, ERISA, the Code or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) Each Current Company Benefit Plan intended to be qualified under Section 401 of the Code (i) satisfies in form the requirements of such Section except to the extent amendments are not required by Law to be made until a date after the Effective Time, (ii) has received a favorable determination letter from the IRS regarding such qualified status and (iii) has not, since the receipt of the most recent favorable determination letter, been amended other than amendments required by applicable Law.

                  (c) Except as would not reasonably be expected to result in a Material Adverse Effect on the Company, there has been no termination or partial termination of any Current Company Benefit Plan within the meaning of Section 4.11(d)(3) of the Code and, to the Knowledge of the Company, each Current Company Benefit Plan has been operated in material compliance with its provisions and with applicable Law.

                  (d) Any Terminated  Company Benefit Plan intended to have been
         qualified   under   Section  401  of  the  Code  received  a  favorable
         determination letter from the IRS with respect to its termination.

                  (e) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any Company Benefit Plan or its assets that could reasonably be expected to have a Material Adverse Effect on the Company and, to the Knowledge of the Company, no facts or circumstances exist that could give rise to any such actions, suits or claims, except as would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (f) To the Knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any Company Benefit Plans before the IRS, the Department of Labor, the PBGC or any other Governmental Authority, except as would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (g) All contributions required to be made to Company Benefit Plans pursuant to their terms and the provisions of ERISA, the Code or any other applicable Law have been timely made, except as would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (h) As to any Current Company Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition which presents a significant risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred (iii) no reportable event

                          AGREEMENT AND PLAN OF MERGER
                                      -12-
         within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1, et seq., promulgated by the PBGC, have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments) and (vii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of
         ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC, except as would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (i) In connection with the consummation of the transactions contemplated by this Agreement, no payment of money or other property, acceleration of benefits or provision of other rights has been or will be made under any Current Company Benefit Plan that could reasonably be expected to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                  (j) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require the Company or any of its Subsidiaries to make a larger contribution to, or pay greater benefits or provide other rights under, any Current Company Benefit Plan or any of the programs, agreements, policies or other arrangements described in the Company's Disclosure Letter in response to paragraph (k) below than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or (ii) create or give rise to any additional vested rights or service credits under any Current Company Benefit Plan or any of such programs, agreements, policies or other arrangements, whether or not some other subsequent action or event would be required to cause such creation or acceleration to be triggered.

                  (k) Neither the Company nor any of its Subsidiaries is a party to or is bound by any severance or change in control agreement, program or policy (involving $500,000 or more of future payments) with respect to any employee, officer or director.

                  (l) No Current Company Benefit Plan (other than a Company Benefit Plan maintained outside the United States that is either fully insured or fully funded through a retirement plan) provides retiree medical or retiree life insurance benefits to any Person and neither the Company nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.


                          AGREEMENT AND PLAN OF MERGER
                                      -13-

                  (m) Neither the Company nor any of its Subsidiaries contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed, had an obligation to contribute, or had any other liability to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (n) The Company has not contributed, transferred or otherwise provided any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement.

                  (o) Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (i) no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries, (ii) there is no pending or, to the Knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries, (iii) to the Knowledge of the Company, neither the Company or any of its Subsidiaries nor any representative or employee of the Company or any of its Subsidiaries has in the United States committed any Material unfair labor practices in connection with the operation of the business of the Company and its Subsidiaries, and (iv) there is no pending or, to the Knowledge of the Company, threatened charge or complaint against the Company or any of its Subsidiaries by or before the National Labor Relations Board or any comparable agency of any state of the United States.

                  SECTION 4.14      Taxes.

                  (a) Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Company, all returns and reports of or with respect to any Tax ("Tax Returns") that are required to be filed by or with respect to the Company or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, all Taxes that are shown to be due on such Tax Returns have been or will be timely paid in full, all withholding Tax requirements imposed on or with respect to the Company or any of its Subsidiaries have been or will be satisfied in full in all respects and no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) There is no claim against the Company or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed in writing with respect to any such Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.15               Environmental Matters.

                  (a) Except for matters disclosed in the Company's SEC Reports or in Section 4.15 of the Company's Disclosure Letter and except for matters that, individually or

                          AGREEMENT AND PLAN OF MERGER
                                      -14-
         in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, (i) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Company and its Subsidiaries and the properties and operations of the Company and its
         Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (iii) all Authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the business of the Company and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (iv), to the Knowledge of the Company, there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Company or its Subsidiaries or in connection with their properties or operations; and
         (v) there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Company and its Subsidiaries.

                   (b) The Company and its Subsidiaries have made available to the Parent all internal and external environmental audits and studies and all correspondence on environmental matters (in each case relevant to the Company or any of its Subsidiaries) in the possession of the Company or its Subsidiaries for such matters as could reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.16 Insurance. The Company and its Subsidiaries own and are beneficiaries under all such insurance policies underwritten by reputable insurers that, as to risks insured, coverages and related limits and deductibles, are customary in the industries in which the Company and its Subsidiaries operate. All premiums due with respect to all such insurance policies that are Material have been paid and, to the Knowledge of the Company, all such policies are in full force and effect.

         SECTION 4.17 Pooling; Tax Matters. Neither the Company nor, to the Knowledge of the Company, any of its Affiliates has taken or agreed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations of the Commission or (b) the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Without limiting the generality of the foregoing:

                  (a) Prior to and in connection with the Merger, (i) none of the Company Common Stock will be redeemed, (ii) no extraordinary distribution will be made with respect to Company Common Stock, and
         (iii) none of the Company Common Stock will be acquired by any person related (as defined in Treas. Reg. ss. 1.368-1(e)(3) without regard to ss. 1.368- 1(e)(3)(i)(A)) to the Company.


                          AGREEMENT AND PLAN OF MERGER
                                      -15-

                  (b) The Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

                  (c) There is no intercorporate indebtedness existing between the Company and the Parent or between the Company and Newco that was issued, acquired or will be settled at a discount.

                  (d) The  Company  is  not  an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (e) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         SECTION 4.18 Affiliates. Section 4.18 of the Company's Disclosure Letter contains a true and complete list of all Persons who are directors or executive officers of the Company and any other Persons who, to the Knowledge of the Company, may be deemed to be Affiliates of the Company. Concurrently with the execution and delivery of this Agreement, the Company has delivered to the Parent an executed letter agreement, substantially in the form of Annex B hereto, from each such Person so identified.

         SECTION 4.19 Opinion of Financial Advisor. The Company has received the opinion of Salomon Smith Barney on the date of this Agreement to the effect that the Common Stock Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

         SECTION 4.20 Brokers. No broker, finder or investment banker (other than Salomon Smith Barney) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to the Parent a complete and correct copy of all agreements between the Company and Salomon Smith Barney pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

         The Parent Companies hereby represent and warrant to the Company, subject to the limitations set forth in Section 10.01, that:

         SECTION 5.01 Organization and Qualification; Subsidiaries. The Parent, Newco and each other Significant Subsidiary of the Parent are legal entities duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, have all requisite corporate power and authority to own, lease and operate their respective properties

                          AGREEMENT AND PLAN OF MERGER
                                      -16-
and to carry on their businesses as they are now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Parent. Section 5.01 of the Parent's Disclosure Letter sets forth a true and complete list of all the Parent's directly or indirectly owned Significant Subsidiaries, together with (A) a specification of the nature of legal organization of such Subsidiary and (B) the jurisdiction of incorporation or other organization of such Subsidiary.

         SECTION 5.02 Certificate of Incorporation and Bylaws. The Parent has heretofore marked for identification and furnished to the Company complete and correct copies of the certificate of incorporation and the bylaws, in each case as amended or restated to the date hereof, of the Parent. The Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         SECTION 5.03  Capitalization.

                  (a) The authorized capital stock of the Parent consists of (i)
         400,000,000 shares of Parent Common Stock of which as of February 23, 1998, 262,591,336 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Parent's certificate of incorporation or bylaws or any agreement to which the Parent is a party or is bound, and (ii) 5,000,000 shares of Preferred Stock, without par value, of which none is issued but of which 2,000,000 shares have been designated as Series A Junior Participating Preferred Stock. Since December 31, 1997, except as set forth in
         Section 5.03(a) of the Parent's Disclosure Letter, (x) no shares of Parent Common Stock have been issued by the Parent except the Parent Common Stock issued pursuant to the exercise of outstanding Parent Stock Options and Parent Restricted Stock and Parent Common Stock issued otherwise as set forth in Section 5.03(a) of the Parent's Disclosure Letter and (y) the Parent has not granted any options for, or other rights to purchase, shares of Parent Common Stock.

                  (b) Except as set forth in Section 5.03(b) of the Parent's Disclosure Letter and except for shares reserved for issuance pursuant to the Parent Stock Plans described in Section 5.03(b) of the Parent's Disclosure Letter, no shares of Parent Common Stock are reserved for issuance, and, except for the Parent Stock Options, the Parent Restricted Stock agreements and for the Parent's obligations under the Parent's Rights Agreement, there are no contracts, agreements, commitments or arrangements obligating the Parent (i) to offer, sell, issue or grant any Equity Securities of the Parent or (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of the Parent or to grant any Lien on any shares of capital stock of the Parent.

                  (c) Except as set forth in Section 5.03(c) of the Parent's Disclosure Letter, (i) all the issued and outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of the Parent are owned by the Parent or one of its Subsidiaries, have

                          AGREEMENT AND PLAN OF MERGER
                                      -17-
         been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any past or present equity holder of such Subsidiary; (ii) all such issued and outstanding shares, or other equity interests, that are owned by the Parent or one of its Subsidiaries are owned free and clear of all Liens; (iii) no shares of capital stock of, or other equity interests in, any Significant Subsidiary of the Parent are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Parent or any of its Significant Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any Equity Securities of any of the Significant Subsidiaries of the Parent or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of any of the Significant Subsidiaries of the Parent or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interests in, any of the Significant Subsidiaries of the Parent; except for any matter under clause (i),
         (ii) or (iii) of this Section 5.03(c) that could not reasonably be expected to have a Material Adverse Effect on the Parent.

                  (d) Except for revocable proxies granted by the Parent or its Subsidiaries with respect to the capital stock of Subsidiaries owned by the Parent or its Subsidiaries, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Parent or any of its Significant Subsidiaries is a party or by which the Parent or any of its Significant Subsidiaries is bound with respect to the voting of any shares of capital stock of the Parent or any of its Significant Subsidiaries.

         SECTION 5.04 Authorization of Agreement. Each of the Parent and Newco has all requisite corporate power and authority to execute and deliver this Agreement and, in the case of the Parent, the Parent Stock Option Agreement and subject, in the case of this Agreement, to approval of the Charter Amendment and the Share Issuance by the holders of a majority of the outstanding shares of Parent Common Stock in accordance with the applicable provisions of the GCL and the Parent's certificate of incorporation, to perform its obligations hereunder and, in the case of the Parent, thereunder and to consummate the transactions contemplated hereby and, in the case of the Parent, thereby. The execution and delivery by each of the Parent and Newco of this Agreement and the execution and delivery by the Parent of the Parent Stock Option Agreement and the performance of their respective obligations hereunder and, in the case of the Parent, thereunder have been duly and validly authorized by all requisite corporate action on the part of the Parent and Newco, respectively (other than, with respect to the Merger, the approval and adoption of the Charter Amendment and the Share Issuance by the holders of a majority of the outstanding shares of Parent Common Stock in accordance with the applicable provisions of the GCL and the Parent's certificate of incorporation). This Agreement has been duly executed and delivered by the Parent and Newco and (assuming due authorization, execution and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of the Parent and Newco, enforceable against the Parent and Newco in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies. The Parent Stock Option Agreement has been duly executed and delivered by the Parent and (assuming due authorization, execution and delivery thereof by the other party thereto) constitutes a legal, valid and

                          AGREEMENT AND PLAN OF MERGER
                                      -18-
binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

         SECTION 5.05 Approvals. Except for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (d) the HSR Act, (e) the competition Laws, Regulations and Orders of foreign Governmental Authorities as set forth in Section 5.05 of the Parent's Disclosure Letter, (f) the NYSE, (g) the filing and recordation of appropriate merger documents as required by the GCL and (h) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a Material Adverse Effect on the Parent, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Parent or Newco to permit the Parent or Newco to execute, deliver or perform this Agreement or, in the case of the Parent, the Parent Stock Option Agreement or to consummate the transactions contemplated hereby or thereby. To the Knowledge of the Parent, there are no facts or circumstances that could reasonably be expected to preclude the Parent Common Stock to be issued in the Merger from being approved for listing on the NYSE.

         SECTION 5.06 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, Governmental Authorities indicated as required in Section 5.05 and receipt of the approval of the Charter Amendment and the Share Issuance by the holders of a majority of the outstanding shares of Parent Common Stock as required by the GCL and except as set forth in
Section 5.06 of the Parent's Disclosure Letter, neither the execution and delivery by the Parent or Newco of this Agreement or by the Parent of the Parent Stock Option Agreement nor the performance by the Parent or Newco of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under (i) any Law, Regulation or Order applicable to the Parent or Newco, (ii) the certificate of incorporation or bylaws of the Parent or Newco or (iii) any contract or agreement to which the Parent or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section (other than clause (ii) hereof) that could not reasonably be expected to have a Material Adverse Effect on the Parent.

         SECTION 5.07 Reports.

                  (a) Since December 31, 1994, the (i) Parent or its predecessor has filed all SEC Reports required to be filed by the Parent with the Commission and (ii) the Parent and its Subsidiaries have filed all other Reports required to be filed by any of them with any other Governmental Authorities, including state securities administrators, except where the failure to file any such Reports could not reasonably be expected to have a Material Adverse Effect on the Parent. Such Reports, including those filed after the date of this Agreement and prior to the Effective Time, (i) were prepared in all material respects in accordance with applicable

                          AGREEMENT AND PLAN OF MERGER
                                      -19-

         Law (including, with respect to the SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the applicable Regulations of the Commission thereunder) and (ii) in the case of the SEC Reports, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Parent's Audited Consolidated Financial Statements and any consolidated financial statements of the Parent (including any related notes thereto) contained in any SEC Reports filed by the Parent with the Commission after the date of this Agreement (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP (except (A) to the extent required by changes in GAAP, (B), with respect to the Parent's Audited Consolidated Financial Statements, as may be indicated in the notes thereto and (C) in the case of any unaudited financial statements, as permitted by Form 10-Q) and (ii) fairly present the consolidated financial position of the Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (subject, in the case of any unaudited interim financial statements, to normal and recurring year-end adjustments).

                  (c) Except as set forth in Section 5.07(c) of the Parent's Disclosure Letter, there exist no liabilities or obligations of the Parent and its Subsidiaries that are Material to the Parent, whether accrued, absolute, contingent or threatened, that would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Parent as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Parent's Audited Consolidated Financial Statements,
         (ii) liabilities or obligations incurred in the ordinary course of business of the Parent since December 31, 1997, (iii) liabilities or obligations the incurrence of which is permitted by Section 6.02(b) and
         (iv) liabilities or obligations that are not Material to the Parent.

         SECTION 5.08      No Material Adverse Effect; Conduct.

                  (a) Since December 31, 1997, no event (other than any event that is of general application to all or a substantial portion of the Parent's industries and other than any event that is expressly subject to any other representation or warranty contained in Article V) has, to the Knowledge of the Parent, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Parent.

                  (b) Except as set forth in Section 5.08(b) of the Parent's Disclosure Letter, during the period from December 31, 1997, to the date of this Agreement, neither the Parent nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the

                          AGREEMENT AND PLAN OF MERGER
                                      -20-
         date of this Agreement to the Effective Time by subsections (i) through
         (xiv) of Section 6.02(b).

         SECTION 5.09 Certain Business Practices. As of the date of this Agreement, neither the Parent or any of its Subsidiaries nor any director, officer, employee or agent of the Parent or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Parent.

         SECTION  5.10 Certain  Obligations.  Except for those listed in Section
5.10 of the Parent's Disclosure Letter or filed as Exhibits to the Parent's SEC Reports, neither the Parent nor any of its Subsidiaries is a party to or bound by (a) any Noncompete Agreement or (b) any agreement that contains change of control or similar provisions that would give any Person that is a party to any such agreement the right, as a result of the execution of this Agreement or the consummation of any of the transactions contemplated hereby, to purchase any Material interest of the Parent in any joint venture, partnership or similar arrangement..

         SECTION 5.11 Authorizations; Compliance. The Parent and its Subsidiaries have obtained all Authorizations that are necessary to carry on their businesses as currently conducted, except for any such Authorizations as to which the failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Parent. Such Authorizations are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Parent and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any of such Authorizations, except in the case of any suspension, revocation or cancellation of such Authorizations that could not reasonably be expected to have a Material Adverse Effect on the Parent.

         SECTION 5.12 Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Parent, threatened against the Parent or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits, proceedings or investigations that are disclosed in the Parent's SEC Reports, that are set forth in Section
5.12 or Section 5.15 of the Parent's Disclosure Letter or that, individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Parent. There are no Material claims pending or, to the Knowledge of the Parent, threatened by any Persons against the Parent or any of its Subsidiaries for indemnification pursuant to any statute, organizational

                          AGREEMENT AND PLAN OF MERGER
                                      -21-
document, contract or otherwise with respect to any claim, action, suit, investigation or proceeding pending in any Court or before or by any Governmental Authority. Except with respect to the matters covered by Sections 5.09, 5.13, 5.14 and 5.15, the Parent and its Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Parent or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Parent.

         SECTION 5.13  Employee  Benefit  Plans.   Except  as  set  forth in the
Parent's SEC Reports or in Section 5.13 of the Parent's Disclosure Letter:

                  (a) With respect to each Parent Benefit Plan, no event has occurred and, to the Knowledge of the Parent, there exists no condition or set of circumstances in connection with which the Parent or any of its Subsidiaries could be subject to any liability under the terms of such Parent Benefit Plan, ERISA, the Code or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Parent.

                  (b) Each Current Parent Benefit Plan intended to be qualified under Section 401 of the Code (i) satisfies in form the requirements of such Section except to the extent amendments are not required by Law to be made until a date after the Effective Time, (ii) has received a favorable determination letter from the IRS regarding such qualified status, and (iii) has not, since the receipt of the most recent favorable determination letter, been amended other than amendments required by applicable Law.

                  (c) Except as would not reasonably be expected to result in a Material Adverse Effect on the Parent, there has been no termination or partial termination of any Current Parent Benefit Plan within the meaning of Section 4.11(d)(3) of the Code and, to the Knowledge of the Parent, each Current Parent Benefit Plan has been operated in material compliance with its provisions and with applicable Law.

                  (d) Any  Terminated  Parent Benefit Plan intended to have been
         qualified   under   Section  401  of  the  Code  received  a  favorable
         determination letter from the IRS with respect to its termination.

                  (e) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Parent, threatened against, or with respect to, any Parent Benefit Plan or its assets that could reasonably be expected to have a Material Adverse Effect on the Parent and, to the Knowledge of the Parent, no facts or circumstances exist that could give rise to any such actions, suits or claims, except as would not reasonably be expected to have a Material Adverse Effect on the Parent.


                          AGREEMENT AND PLAN OF MERGER
                                      -22-

                  (f) To the Knowledge of the Parent, there is no matter pending (other than routine qualification determination filings) with respect to any Parent Benefit Plans before the IRS, the Department of Labor, the PBGC or any other Governmental Authority, except as would not reasonably be expected to have a Material Adverse Effect on the Parent.

                  (g) All contributions required to be made to Parent Benefit Plans pursuant to their terms and the provisions of ERISA, the Code or any other applicable Law have been timely made, except as would not reasonably be expected to have a Material Adverse Effect on the Parent.

                  (h) As to any Current Parent Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition which presents a significant risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred (iii) no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1, et seq., promulgated by the PBGC have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under Section 4041 of ERISA,
         (v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments) and
         (vii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC, except as would not reasonably be expected to have a Material Adverse Effect on the Parent.

                  (i) In connection with the consummation of the transactions contemplated by this Agreement, no payment of money or other property, acceleration of benefits or provision of other rights has been or will be made under any Current Parent Benefit Plan that could reasonably be expected to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                  (j) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i)
         require the Parent or any of its Subsidiaries to make a larger contribution to, or pay greater benefits or provide other rights under, any Current Parent Benefit Plan or any of the programs, agreements, policies or other arrangements described in the Parent's Disclosure Letter in response to paragraph (k) below than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or (ii) create or give rise to any additional vested rights or service credits under any Current Parent Benefit Plan or any of such programs, agreements, policies or other arrangements, whether or not some other subsequent action or event would be required to cause such creation or acceleration to be triggered.

                          AGREEMENT AND PLAN OF MERGER
                                      -23-

                  (k) Neither the Parent nor any of its Subsidiaries is a party to or is bound by any severance or change in control agreement, program or policy (involving $500,000 or more of future payments) with respect to any employee, officer or director.

                  (l) No Current Parent Benefit Plan (other than a Parent Benefit Plan maintained outside the United States that is either fully insured or fully funded through a retirement plan) provides retiree medical or retiree life insurance benefits to any Person and neither the Parent nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

                  (m) Neither the Parent nor any of its Subsidiaries contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed, had an obligation to contribute, or had any other liability to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (n) The Parent has not contributed, transferred or otherwise provided any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement.

                  (o) Except as would not reasonably be expected to have a Material Adverse Effect on the Parent, (i) no collective bargaining agreement is being negotiated by the Parent or any of its Subsidiaries,
         (ii) there is no pending or, to the Knowledge of the Parent, threatened labor dispute, strike or work stoppage against the Parent or any of its Subsidiaries, (iii) to the Knowledge of the Parent, neither the Parent or any of its Subsidiaries nor any representative or employee of the Parent or any of its Subsidiaries has in the United States committed any Material unfair labor practices in connection with the operation of the business of the Parent and its Subsidiaries, and (iv) there is no pending or, to the Knowledge of the Parent, threatened charge or complaint against the Parent or any of its Subsidiaries by or before the National Labor Relations Board or any comparable agency of any state of the United States.

                  SECTION 5.14   Taxes.

                  (a) Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Parent, all Tax Returns that are required to be filed by or with respect to the Parent or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, all Taxes that are shown to be due on such Tax Returns have been or will be timely paid in full, all withholding Tax requirements imposed on or with respect to the Parent or any of its Subsidiaries have been or will be satisfied in full in all respects and no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                          AGREEMENT AND PLAN OF MERGER
                                      -24-

                  (b) There is no claim against the Parent or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed in writing with respect to any such Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Parent.

         SECTION 5.15 Environmental Matters. Except for matters disclosed in the Parent's SEC Reports or in Section 5.15 of the Parent's Disclosure Letter and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Parent, (a) the properties, operations and activities of the Parent and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) the Parent and its Subsidiaries and the properties and operations of the Parent and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Parent, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Authorizations if any, required to be obtained or filed by the Parent or any of its Subsidiaries under any Environmental Law in connection with the business of the Parent and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (d), to the Knowledge of the Parent, there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Parent or its Subsidiaries or in connection with their properties or operations; and (e) there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Parent and its Subsidiaries.

         SECTION 5.16 Insurance. The Parent and its Subsidiaries own and are beneficiaries under all such insurance policies underwritten by reputable insurers that, as to risks insured, coverages and related limits and deductibles, are customary in the industries in which the Parent and its Subsidiaries operate. All premiums due with respect to all such insurance policies that are Material have been paid and, to the Knowledge of the Parent, all such policies are in full force and effect.

         SECTION 5.17 Pooling; Tax Matters. Neither the Parent nor, to the Knowledge of the Parent, any of its Affiliates has taken or agreed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations of the Commission or (b) the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Without limiting the generality of the foregoing:

                  (a) In connection with the Merger, none of the Company Common Stock will be acquired by the Parent or a person related (as defined in Treas. Reg. ss. 1.368-1(e)(3)) to the Parent for consideration other than the Parent Common Stock except for any cash received in lieu of fractional share interests in the Parent Common Stock pursuant to
         Section 3.02(e) of this Agreement.


                          AGREEMENT AND PLAN OF MERGER
                                      -25-

                  (b) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the Company's net assets, at least 70 percent of the fair market value of the Company's gross assets, at least 90 percent of the fair market value of the net assets of Newco and at least 70 percent of the fair market value of the gross assets of Newco, held immediately prior to the Merger, taking into account amounts used to pay Expenses relating to the Merger and any distributions other than regular dividends.

                  (c) The Parent has no plan or intention to (i) liquidate the Surviving Corporation, (ii) merge the Surviving Corporation with or into another corporation, (iii) sell or otherwise dispose of the stock of the Surviving Corporation except for transfers or successive transfers to one or more corporations controlled (within the meaning of section 368(c) of the Code) in each case by the transferor corporation,
         (iv) cause the Surviving Corporation to issue additional shares of its capital stock that would result in the Parent's losing control (within the meaning of section 368(c) of the Code) of the Surviving Corporation, (v) cause or permit the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Newco except for dispositions made in the ordinary course of business or transfers or successive transfers to one or more corporations controlled (within the meaning of section 368(c) of the Code) in each case by the transferor corporation, or (vi) reacquire or cause any person related to the Parent (as defined in Treas. Reg. 1.368- 1(a)(3)) to acquire any of the Parent Common Stock issued to the holders of Company Common Stock pursuant to the Merger.

                  (d) Newco has no liabilities that will be assumed by the Surviving Corporation in the Merger and will not transfer to the Surviving Corporation in the Merger any assets subject to liabilities.

                  (e) Following the Merger, the Surviving Corporation will continue the historic business of the Company or use a significant portion of its assets in a business, within the meaning of Treas. Reg. ss. 1.368-1(d).

                  (f) There is no intercorporate indebtedness existing between the Company and the Parent or between the Company and Newco that was issued, acquired or will be settled at a discount.

                  (g) Neither the Parent nor any person related to the Parent (within the meaning of Treas. Reg. ss. 1.368-1(e)(3)) owns, or has owned during the past five years, any shares of the capital stock of the Company other than up to 500 shares of Company Common Stock.

         SECTION 5.18 Affiliates. Section 5.18 of the Parent's Disclosure Letter contains a true and complete list of all Persons who, to the Knowledge of the Parent, may be deemed to be Affiliates of the Parent, including all directors and executive officers of the Parent. Concurrently with the execution and delivery of this Agreement, the Parent has delivered to the Company an

                          AGREEMENT AND PLAN OF MERGER
                                      -26-
executed letter agreement, substantially in the form of Annex C hereto, from each such Person so identified as an Affiliate of the Parent.

         SECTION 5.19 Brokers. Except as set forth in Section 5.19 of the Parent's Disclosure Letter, no broker, finder or investment banker (other than SBC Warburg Dillon Read Inc. and Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent. Prior to the date of this Agreement, the Parent has made available to the Company a complete and correct copy of all agreements between the Parent and SBC Warburg Dillon Read Inc. or Goldman, Sachs & Co. and pursuant to which either of such firms will be entitled to any payment relating to the transactions contemplated by this Agreement.

         SECTION 5.20 Opinion of Financial Advisor. The Parent has received the opinions of SBC Warburg Dillon Read Inc. and Goldman, Sachs & Co. on the date of this Agreement to the effect that the Common Stock Exchange Ratio is fair, from a financial point of view, to the Parent.

         SECTION 5.21 Acquiring Person. Based on the information set forth in the Company's SEC Reports, no holder of 5% or more of the outstanding Company Common Stock whose existence is disclosed therein will at the Effective Time become an "Acquiring Person," as such term is defined in the Parent's Rights Agreement, as a result of any of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.01    Affirmative Covenants.

                  (a) The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Parent, it will and will cause its Subsidiaries to:

                           (i) operate its business in the usual and ordinary course consistent with past practices;

                           (ii) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees (subject to its work force requirements) and maintain its relationships with its respective customers and suppliers;

                           (iii) maintain and keep its  properties and assets in
                  as good repair and condition as at present, ordinary wear and tear excepted; and


                          AGREEMENT AND PLAN OF MERGER
                                      -27-

                           (iv) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

         except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) The Parent hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company, it will and will cause its Subsidiaries to:

                           (i) operate its business in the usual and ordinary course consistent with past practices;

                           (ii) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees (subject to its work force requirements) and maintain its relationships with its respective customers and suppliers;

                           (iii) maintain  and keep its properties and assets in
                  as good repair and condition as at present, ordinary wear and tear excepted; and

                           (iv) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

         except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Parent.

         SECTION 6.02   Negative Covenants.

                  (a) The Company covenants and agrees that, except as expressly set forth in the Company's Disclosure Letter, as expressly contemplated by this Agreement or as otherwise consented to in writing by the Parent, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

                           (i) (A)  increase the  compensation  payable to or to
                  become payable to any director or executive officer, (B) except as otherwise provided in Section 6.02(a)(ii), grant any severance or termination pay; (C) amend or otherwise modify the terms of any outstanding options, warrants or rights the effect of which shall be to make such terms more favorable to the holders thereof; (D) take any action to accelerate the vesting of any outstanding Company Stock Options; (E) amend or take any other actions to increase the amount or accelerate the payment or vesting of any benefit under any Benefit Plan (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon

                          AGREEMENT AND PLAN OF MERGER
                                      -28-
                  a change in control of such party or permitted upon a filing under Section 13(d) or 14(d) of the Exchange Act with respect to such party) or (F) contribute, transfer or otherwise provide any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement; except (i) pursuant to any contract, agreement or other legal obligation of the Company or any of its Subsidiaries existing at the date of this Agreement, (ii) in the case of severance or termination payments, pursuant to the severance policy of the Company or its Subsidiaries existing at the date of this Agreement and (iii) in the case of options, warrants, rights or Benefit Plans, amendments required by ERISA or other applicable Law.

                           (ii) (A)  enter  into  any  employment  or  severance
                  agreement with, any director or executive officer, either individually or as part of a class of similarly situated persons, or (B) establish, adopt or enter into any new Benefit Plan; except employment and severance agreements and Benefit Plans for the benefit of any newly employed or promoted officers or employees, in which case the terms of such agreements and Benefit Plans shall be reasonably consistent with those existing at the date of this Agreement, and except Benefit Plans relating to health and life insurance benefits established or adopted in the ordinary course of business consistent with past practice;

                           (iii) declare or pay any  extraordinary  dividend on,
                  or make any other distribution in respect of outstanding shares of capital stock, except for dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company and cash dividends on the Company Common Stock payable at approximately the same times as paid during the fiscal year ended October 31, 1997 and in amounts per share not to exceed those paid on the Company Common Stock during the fourth quarter of the fiscal year ended October 31, 1997;

                           (iv) (A) redeem,  purchase  or  acquire,  or offer to
                  purchase or acquire, any outstanding Equity Securities of the Company or any of its Subsidiaries other than (1) any such acquisition by the Company or any of its wholly owned Subsidiaries directly from any wholly owned Subsidiary of the Company, (2) any repurchase, forfeiture or retirement of shares of Company Common Stock or Company Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Company or any of its Subsidiaries, (3) the repurchase or redemption of rights pursuant to the terms (as in effect on the date of this Agreement) of the Company Rights Agreement to the extent required by a court of competent jurisdiction or (4) any periodic purchase of Company Common Stock for allocation to employee's accounts occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing employee stock purchase plan; (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of the

                          AGREEMENT AND PLAN OF MERGER
                                      -29-
                  capital stock of, or other equity interests in, the Company or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, such Equity Securities;

                           (v) (A) offer, sell, issue or grant, or authorize the
                  offering, sale, issuance or grant, of any Equity Securities of the Company or any of its Subsidiaries, other than issuances of Company Common Stock (1) upon the exercise of Company Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement), (2) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Agreement of restricted stock or bonus stock pursuant to the terms (as in effect on the date of this Agreement) of any Benefit Plans of the Company or any of its Subsidiaries, (3) that constitute periodic issuances of shares of Company Common Stock required by the terms (as in effect on the date of this Agreement) of any Benefit Plans of the Company or any of its Subsidiaries or (4) issuances of Company Common Stock pursuant to the Company's dividend reinvestment program as in effect on the date of this Agreement or (B) grant any Lien with respect to any Equity Securities of any Subsidiary of the Company;

                           (vi) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or all or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise to acquire any assets of any other Person (other than any such transaction that is not Material to the Company and the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                           (vii) sell, lease,  exchange or otherwise dispose of,
                  or grant any Lien with respect to, any of the assets of the Company or any of its Subsidiaries that are Material to the Company, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice and dispositions of assets and purchase money Liens incurred in connection with the original acquisition of assets and secured by the assets;

                           (viii) adopt any  amendments to its charter or bylaws
                  or other organizational documents that would alter the terms of its capital stock or other equity interests or would have a Material Adverse Effect on the Company;

                           (ix) (A) change any of its methods of  accounting  in
                  effect at October 31, 1997, except as may be required to comply with GAAP, (B) make or rescind any election relating to Taxes (other than any election that must be made periodically and that is made consistent with past practice), (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy

                          AGREEMENT AND PLAN OF MERGER
                                      -30-
                  relating to Taxes or (D) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended October 31, 1996, except, in each case, as may be required by Law and for matters that could not reasonably be expected to have a Material Adverse Effect on the Company;

                           (x) incur any obligations for borrowed money or purchase money indebtedness that are Material to the Company, whether or not evidenced by a note, bond, debenture or similar instrument, except purchase money indebtedness as to which Liens may be granted pursuant to Section 6.02(a)(vii), drawings under credit lines existing at the date of this Agreement and borrowings evidenced by obligations having a term of up to five years issued in the ordinary course of business consistent with past practice.

                           (xi) subject to the fiduciary  duties of its Board of
                  Directors, release any third Person from its obligations under any existing standstill agreement relating to a Competing Transaction or otherwise under any confidentiality agreement or similar agreement;

                           (xii) enter into any Material agreement with any third Person that provides for an exclusive arrangement with that third Person;

                           (xiii) subject to the fiduciary duties of its Board of Directors, amend, modify or terminate the Company's Rights Agreement or redeem any rights to purchase shares of the Company's Series A Junior Preferred Stock except as may be necessary to consummate the transactions contemplated by this Agreement; or

                           (xiv) agree in writing or otherwise to do any of the foregoing.

                  (b) The Parent covenants and agrees that, except as expressly set forth in the Parent's Disclosure Letter, as expressly contemplated by this Agreement or as otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

                           (i) (A)  increase the  compensation  payable to or to
                  become payable to any director or executive officer, (B) except as otherwise provided in Section 6.02(b)(ii), grant any severance or termination pay; (C) amend or otherwise modify the terms of any outstanding options, warrants or rights the effect of which shall be to make such terms more favorable to the holders thereof; (D) take any action to accelerate the vesting of any outstanding Parent Stock Options; (E) amend or take any other actions to increase the amount or accelerate the payment or vesting of any benefit under any Benefit Plan (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control

                          AGREEMENT AND PLAN OF MERGER
                                      -31-
                  of such party or permitted upon a filing under Section 13(d) or 14(d) of the Exchange Act with respect to such party) or
                  (F) contribute, transfer or otherwise provide any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement; except (i) pursuant to any contract, agreement or other legal obligation of the Parent or any of its Subsidiaries existing at the date of this Agreement, (ii) in the case of severance or termination payments, pursuant to the severance policy of the Parent or its Subsidiaries existing at the date of this Agreement, (iii) in the case of options, warrants, rights or Benefit Plans, amendments required by ERISA or other applicable Law and (iv) any such increase, grant, amendment, modification or action that, taken together with all other such increases, grants, amendments, modifications and actions, does not result in a Material increase in compensation or benefits expense to the Parent and its Subsidiaries, taken as a whole;

                           (ii) (A)  enter  into  any  employment  or  severance
                  agreement with, any director or executive officer, either individually or as part of a class of similarly situated persons, or (B) establish, adopt or enter into any new Benefit Plan; except employment and severance agreements and Benefit Plans for the benefit of any newly employed or promoted officers or employees, in which case the terms of such agreements and Benefit Plans shall be reasonably consistent with those existing at the date of this Agreement, and except Benefit Plans relating to health and life insurance benefits established or adopted in the ordinary course of business consistent with past practice;

                           (iii) declare or pay any  extraordinary  dividend on,
                  or make any other distribution in respect of outstanding shares of capital stock, except for dividends by a wholly owned Subsidiary of the Parent to the Parent or another wholly owned Subsidiary of the Parent and cash dividends on the Parent Common Stock payable at approximately the same times and in amounts per share as those paid on the Parent Common Stock during the fiscal year ended December 31, 1997;

                           (iv) (A) redeem,  purchase  or  acquire,  or offer to
                  purchase or acquire, any outstanding Equity Securities of the Parent or any of its Subsidiaries other than (1) any such acquisition by the Parent or any of its wholly owned Subsidiaries directly from any wholly owned Subsidiary of the Parent, (2) any repurchase, forfeiture or retirement of shares of Parent Common Stock or Parent Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Parent or any of its Subsidiaries, (3) the repurchase or redemption of rights pursuant to the terms (as in effect on the date of this Agreement) of the Parent's Rights Agreement to the extent required by a court of competent jurisdiction or (4) any periodic purchase of Parent Common Stock for allocation to employee's accounts occurring pursuant to the terms (as in effect on the date of this

                          AGREEMENT AND PLAN OF MERGER
                                      -32-

                  Agreement) of any existing employee stock purchase plan; (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of the Equity Securities of the Parent or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, such Equity Securities;

                           (v) (A) offer, sell, issue or grant, or authorize the
                  offering, sale, issuance or grant, of any Equity Securities of the Parent or any of its Subsidiaries, other than issuances of Parent Common Stock (1) upon the exercise of Parent Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement), (2) as Parent Restricted Stock, (3) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Agreement of restricted stock or bonus stock pursuant to the terms (as in effect on the date of this Agreement) of any Benefit Plans of the Parent or any of its Subsidiaries or (4) that constitute periodic issuances of shares of Parent Common Stock required by the terms (as in effect on the date of this Agreement) of any Benefit Plan of the Parent or any of its Subsidiaries; or (B) grant any Lien with respect to any Equity Securities of any Subsidiary of the Parent;

                           (vi) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or all or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise to acquire any assets of any other Person (other than any such transaction that is not Material to the Parent and the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                           (vii) sell, lease,  exchange or otherwise dispose of,
                  or grant any Lien with respect to, any of the assets of the Parent or any of its Subsidiaries that are Material to the Parent, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice and dispositions of assets and purchase money Liens incurred in connection with the original acquisition of assets and secured by the assets;

                           (viii) adopt any  amendments to its charter or bylaws
                  or other organizational documents that would alter the terms of its capital stock or other equity interests or would have a Material Adverse Effect on the Parent;

                           (ix) (A) change any of its methods of  accounting  in
                  effect at December 31, 1997, except as may be required to comply with GAAP, (B) make or rescind any election relating to Taxes (other than any election that must be made periodically that is made consistent with past practice), (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to

                          AGREEMENT AND PLAN OF MERGER
                                      -33-

                  Taxes or (D) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1996, except, in each case, as may be required by Law and for matters that could not reasonably be expected to have a Material Adverse Effect on the Parent;

                           (x) incur any obligations for borrowed money or purchase money indebtedness that are Material to the Parent, whether or not evidenced by a note, bond, debenture or similar instrument, except purchase money indebtedness as to which Liens may be granted pursuant to Section 6.02(b)(vii), drawings under credit lines existing at the date of this Agreement and borrowings evidenced by obligations having a term of up to five years issued in the ordinary course of business consistent with past practice.

                           (xi) subject to the fiduciary  duties of its Board of
                  Directors, release any third Person from its obligations under any existing standstill agreement relating to a Competing Transaction or otherwise under any confidentiality agreement or similar agreement;

                           (xii) enter into any Material agreement with any third Person that provides for an exclusive arrangement with that third Person;

                           (xiii)  subject to the fiduciary  duties of its Board
                  of Directors,  amend,  modify or terminate the Parent's Rights
                  Agreement or redeem any rights to purchase shares of the Parent's Series A Junior Participating Preferred Stock except as may be necessary to consummate the transactions contemplated by this Agreement; or

                           (xiv) agree in writing or otherwise to do any of the foregoing.

         SECTION 6.03 No Solicitation by the Company. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 9.01, the Company agrees that neither the Company nor any of its Subsidiaries nor any of the directors and officers of the Company or any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause the other employees, agents and representatives (including investment bankers, attorneys and accountants) employed or retained by the Company or any of its Subsidiaries not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information or assistance) any Acquisition Proposal or any inquiries that may reasonably be expected to lead to an Acquisition Proposal. The Company further agrees that neither the Company nor any of its Subsidiaries nor any of the directors and officers of the Company or any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause the other employees, agents and representatives (including investment bankers, attorneys and accountants) employed or retained by the Company or any of its Subsidiaries not to, directly or indirectly, engage in any discussion with or provide any confidential information or data to any Person that may reasonably be expected to

                          AGREEMENT AND PLAN OF MERGER
                                      -34-
lead to an Acquisition Proposal or engage in any negotiations concerning, or otherwise facilitate any effort or attempt to make or implement, an Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of the Company shall be permitted (A), to the extent applicable, to comply, with regard to an Acquisition Proposal, with Rule 14e-2(a) promulgated under the Exchange Act, (B) in response to an unsolicited bona fide written Acquisition Proposal from any Person, to recommend such Acquisition Proposal to the Company's stockholders or withdraw or modify in any adverse manner its approval or recommendation of this Agreement, or both, or (C) to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case described in clause (B) or (C), (i) the Required Company Vote shall not have been theretofore obtained, (ii) the Board of Directors of the Company shall have concluded in good faith that such Acquisition Proposal (x) in the case of that described in clause (B) above would, if consummated, constitute a Superior Proposal or (y), in the case described in clause (C) above could reasonably be expected to constitute a Superior Proposal, (iii) the Board of Directors of the Company shall have determined in good faith on the basis of advice of outside legal counsel that such action is necessary for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law and (iv) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors shall have received from such Person an executed confidentiality agreement containing customary terms and provisions. The Company shall promptly notify the Parent of such inquiries, proposals or offers received by, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Nothing in this Section
6.03 shall permit the Parent or the Company to terminate this Agreement (except as specifically provided in Article IX).

         SECTION 6.04 No Solicitation by the Parent. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 9.01, the Parent agrees that neither the Parent nor any of its Subsidiaries nor any of the directors and officers of the Parent or any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause the other employees, agents and representatives (including investment bankers, attorneys and accountants) employed or retained by the Parent or any of its Subsidiaries not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information or assistance) any Acquisition Proposal or any inquiries that may reasonably be expected to lead to an Acquisition Proposal. The Parent further agrees that neither the Parent nor any of its Subsidiaries nor any of the directors and officers of the Parent or any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause the other employees, agents and representatives (including investment bankers, attorneys and accountants) employed or retained by the Parent or any of its Subsidiaries not to, directly or indirectly, engage in any discussion with or provide any confidential information or data to any Person that may reasonably be expected to lead to an Acquisition Proposal or engage in any negotiations concerning, or otherwise facilitate any effort or attempt to make or implement, an Acquisition Proposal. Notwithstanding the foregoing, the Board

                          AGREEMENT AND PLAN OF MERGER
                                      -35-
of Directors of the Parent shall be permitted (A), to the extent applicable, to comply, with regard to an Acquisition Proposal, with Rule 14e-2(a) promulgated under the Exchange Act, (B) in response to an unsolicited bona fide written Acquisition Proposal from any Person, to recommend such Acquisition Proposal to the Parent's stockholders or withdraw or modify in any adverse manner its approval or recommendation of this Agreement, or both, or (C) to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case described in clause (B) or (C), (i) the Required Parent Vote shall not have been theretofore obtained,
(ii) the Board of Directors of the Parent shall have concluded in good faith that such Acquisition Proposal (x) in the case of that described in clause (B) above would, if consummated, constitute a Superior Proposal or (y), in the case described in clause (C) above could reasonably be expected to constitute a Superior Proposal, (iii) the Board of Directors of the Parent shall have determined in good faith on the basis of advice of outside legal counsel that such action is necessary for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law and (iv) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors shall have received from such Person an executed confidentiality agreement containing customary terms and provisions. The Parent shall promptly notify the Company of such inquiries, proposals or offers received by, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. The Parent agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Nothing in this Section
6.04 shall permit the Parent or the Company to terminate this Agreement (except as specifically provided in Article IX).

         SECTION 6.05   Access and Information.

                  (a) Each of the Company and the Parent shall, and shall cause its Subsidiaries to, (i) afford to the other and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, in the case of the Company, the "Company's Representatives" and, in the case of the Parent, the "Parent's Representatives") access, at reasonable times upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the other and to its books and records and (ii) furnish promptly to the other and its Representatives such information concerning its business, properties, contracts, records and personnel (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party.

                  (b) Each party to this Agreement (the Parent Companies being considered one party for purposes of this Section 6.05(b)) shall hold in confidence all nonpublic information received from the other party to this Agreement until such time as such information is otherwise publicly available. If this Agreement is terminated for any reason pursuant to Article IX hereof, each of the Company and the Parent shall, within ten days after a request

                          AGREEMENT AND PLAN OF MERGER
                                      -36-
         therefor from the other, return or destroy (and provide the other party within such ten-day time period with a certificate of an executive officer certifying such destruction) all of the information furnished to such party and its Representatives pursuant to the provisions of
         Section 6.05(a) and all internal memoranda, analyses, evaluations and other similar material containing, reflecting or prepared from any such information, in each case other than information available to the general public without restriction.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.01   Meetings of Stockholders.

                  (a) The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with the GCL and its certificate of incorporation and bylaws to convene a special meeting of the Company's stockholders to consider approval and adoption of this Agreement and the Merger (the "Company Stockholders' Meeting"), and the Company shall consult with the Parent in connection therewith. Subject to Section 6.03 herein and to the fiduciary duties of its Board of Directors, the Board of Directors of the Company shall recommend to the stockholders of the Company the approval of this Agreement and the Company shall use all reasonable efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the GCL and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger (the "Required Company Vote").

                  (b) The Parent shall, promptly after the date of this Agreement, take all actions necessary in accordance with the GCL and its certificate of incorporation and bylaws to convene a special meeting of the Parent's stockholders to consider approval of the Charter Amendment and the Share Issuance (the "Parent Stockholders' Meeting"), and the Parent shall consult with the Company in connection therewith. Subject to Section 6.04 and to the fiduciary duties of its Board of Directors, the Board of Directors of the Parent shall recommend to the stockholders of the Parent the approval of the Charter Amendment and the Share Issuance and the Parent shall use all reasonable efforts to solicit from stockholders of the Parent proxies in favor of the approval of the Charter Amendment and the Share Issuance and to secure the vote or consent of the stockholders of the Parent required by the GCL and the rules of the NYSE to approve the Charter Amendment and the Share Issuance (the "Required Parent Vote").


                          AGREEMENT AND PLAN OF MERGER
                                      -37-

         SECTION 7.02   Registration Statement; Proxy Statements.

                  (a) Joint Proxy Statement/Prospectus. As promptly as practicable after the execution of this Agreement, the Parent and the Company shall jointly prepare and file with the Commission a joint proxy statement and forms of proxies in connection with (i) the solicitation of proxies to be voted at the Parent Stockholders' Meeting with respect to the Charter Amendment and the Share Issuance and (ii) in connection with the solicitation of proxies to be voted at the Company Stockholders' Meeting with respect to this Agreement and the Merger (such joint proxy statement, together with any amendments thereof or supplements thereto effected prior to the effective date of the Registration Statement, being the "Joint Proxy Statement"). At such time as the Parent and the Company deem appropriate, the Parent shall prepare and file with the Commission a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"), containing a proxy statement for stockholders of the Parent and a proxy statement/prospectus for stockholders of the Company in connection with the registration under the Securities Act of the offering, sale and delivery of the Parent Common Stock to be issued pursuant to this Agreement in the Merger to stockholders of the Company (the "Joint Proxy Statement/Prospectus"). The Joint Proxy Statement/Prospectus shall include substantially all the information included in the Joint Proxy Statement, as it shall be then amended. Each of the Parent Companies and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. Each of the Parent Companies and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock in the Merger. As promptly as practicable after the Registration Statement shall have become effective, (x) the Parent shall mail the Joint Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the Parent's Stockholders' Meeting and (y) the Company shall mail the Joint Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the Company Stockholders' Meeting.

                  (b) Company Information. The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in (i) the Joint Proxy Statement/Prospectus shall not, at the date the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders of the Parent, at the date (if different) the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders of the Company, at the time of the Parent Stockholders' Meeting, at the time (if different) of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated

                          AGREEMENT AND PLAN OF MERGER
                                      -38-
         therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform the Parent. All documents that the Company is responsible for filing with the Commission in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities
         Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder.

                  (c) The Parent Companies Information. The information supplied by the Parent Companies for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Such information supplied by the Parent for inclusion in (i) the Joint Proxy Statement/Prospectus shall not, at the date the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders of the Parent, at the date (if different) the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders of the Company, at the time of the Parent Stockholders' Meeting, at the time (if different) of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Parent or any of its Affiliates, or to their respective officers or directors, should be discovered by the Parent that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Parent shall promptly inform the Company. All documents that the Parent Companies are responsible for filing with the Commission in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities
         Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder.

                  (d) No amendment or supplement to the Registration Statement, the Joint Proxy Statement or the Joint Proxy Statement/Prospectus shall be made by the Parent or the Company without the approval of the other party, which shall not be unreasonably withheld or delayed. The Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement or the solicitation of proxies pursuant to the Joint Proxy Statement/Prospectus, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the staff of the Commission for amendment of the Registration Statement, the

                          AGREEMENT AND PLAN OF MERGER
                                      -39-

         Joint Proxy Statement or the Joint Proxy Statement/Prospectus, the receipt from the staff of the Commission of comments thereon or any request by the staff of the Commission for additional information with respect thereto.

         SECTION 7.03    Appropriate Action; Consents; Filings.

                  (a) The Company and the Parent shall each use all reasonable efforts (i) to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things that, in either case, are necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Authorities any Authorizations or Orders required to be obtained by the Parent or the Company or any of their Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act (in the case of the Parent) and the Exchange Act and the Regulations thereunder, and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law. The Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Parent shall furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Joint Proxy Statement, the Joint Proxy Statement/Prospectus or the Registration Statement) in connection with the transactions contemplated by this Agreement.

                  (b) Each of the Company and the Parent shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, the Parent or their Subsidiaries that relate to the consummation of the Merger; and (iv) any change that is reasonably likely to have a Material Adverse Effect on the Company or the Parent, respectively, or is likely to delay or impede the ability of either the Company or the Parent, respectively, to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

                  (c) The Parent Companies and the Company agree to cooperate and use all reasonable efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any Court or Governmental

                          AGREEMENT AND PLAN OF MERGER
                                      -40-

         Authority that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including the vigorous pursuit of all available avenues of administrative and judicial appeal and all available legislative action. Each of the Parent Companies and the Company also agree to take any and all actions, including the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by any Court or Governmental Authority as a condition to the granting of any Authorization or Order necessary for the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to the Closing not to be satisfied; provided, however, that in no event shall either party take, or be required to take, any action that could reasonably be expected to have a Material Adverse Effect on the Combined Companies.

                  (d) (i) Each of the Company and the Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement or to satisfy any of the conditions set forth in Article VIII,
                  (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time or a Material Adverse Effect on the Parent from occurring after the Effective Time.

                           (ii) If any party  shall fail to obtain  any  consent
                  from a third Person described in subsection (d)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and the Parent, their respective Subsidiaries, and their respective businesses resulting, or that could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         SECTION 7.04    Affiliates; Pooling; Tax Treatment.

                  (a) The Company shall use all reasonable efforts to obtain from any Person who may be deemed to have become an Affiliate of the Company after the date of this Agreement and on or prior to the Closing Date a written agreement substantially in the form of Annex B hereto as soon as practicable after attaining such status.

                  (b) The Parent shall use all reasonable efforts to obtain from any Person who may be deemed to have become an Affiliate of the Parent after the date of this Agreement and on or prior to the Closing Date a written agreement substantially in the form of Annex C hereto as soon as practicable after attaining such status.


                          AGREEMENT AND PLAN OF MERGER
                                      -41-

                  (c) The Parent Companies shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be Affiliates of the Company pursuant to Rule 145 under the Securities Act.

                  (d) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any Affiliate of such party from taking, any actions that could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

                  (e) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any Affiliate of such party from taking, any actions that could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

         SECTION 7.05 Public Announcements. The Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

         SECTION 7.06 NYSE Listing. The Parent shall use all reasonable efforts to cause the shares of the Parent Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time.

         SECTION 7.07 Rights Agreement; State Takeover Statutes. The Company shall take all action (including, if necessary, redeeming all of the outstanding rights issued pursuant to the Company Rights Agreement or amending or terminating the Company Rights Agreement) so that the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Company Rights Agreement or enable or require any outstanding rights to be exercised, distributed or triggered. The Company will take all steps necessary to exempt the transactions contemplated by this Agreement from Section 203 of the GCL.

         SECTION 7.08       Comfort Letters.

                  (a) The Company shall use all reasonable efforts to cause Price Waterhouse LLP, the Company's independent accountants, to deliver a letter dated as of the date of the Joint Proxy Statement/Prospectus, and addressed to the Company and the Parent, in form and substance reasonably satisfactory to the Parent and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Joint Proxy Statement/Prospectus.


                          AGREEMENT AND PLAN OF MERGER
                                      -42-

                  (b) The Parent shall use all reasonable efforts to cause Arthur Andersen LLP, the Parent's independent accountants, to deliver a letter dated as of the date of the Joint Proxy Statement/Prospectus, and addressed to the Parent and the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Joint Proxy Statement/Prospectus.

         SECTION 7.09 Assumption of Obligations to Issue Stock and Obligations of Employee Benefit Plans; Employees.

                  (a) At the Effective Time, automatically and without any action on the part of the holder thereof, each outstanding Company Stock Option shall be assumed by the Parent and shall become an option to purchase that number of shares of the Parent Common Stock obtained by multiplying the number of shares of Company Common Stock issuable upon the exercise of such option by the Common Stock Exchange Ratio at an exercise price per share equal to the per share exercise price of such option divided by the Common Stock Exchange Ratio and otherwise upon the same terms and conditions as such outstanding option to purchase Company Common Stock; provided, however, that in the case of any option to which Section 421 of the Internal Revenue Code applies by reason of the qualifications under Section 422 or 423 of such Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in a manner that complies with Section 424(a) of the Code.

                  (b) On or prior to the Effective Time, the Company shall take or cause to be taken all such actions, reasonably satisfactory to the Parent, as may be necessary or desirable in order to authorize the transactions contemplated by subsection (a) of this Section.

                  (c) The Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Stock Options assumed by the Parent pursuant to Section 7.09(a) above and shares of Parent Common Stock otherwise to be issued under other Company Stock Plans.

                  (d) As promptly as practicable  after the Effective  Time, the
         Parent shall file one or more Registration Statements on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to the Company Stock Options or otherwise issuable under other Company Stock Plans and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding and to comply with applicable state securities and blue sky laws.


                          AGREEMENT AND PLAN OF MERGER
                                      -43-

                  (e) Except as provided herein or as otherwise agreed to by the parties, each of the Company Stock Plans providing for the issuance or grant of Company Stock Options or Company Common Stock shall be assumed as of the Effective Time by the Parent with such amendments thereto as may be required to reflect the Merger.

                  (f) Provided that the Parent shall not be obligated with respect to any action taken by the Company or its Subsidiaries with respect to the Benefit Plans of the Company or its Subsidiaries in violation of the provisions of Section 6.02(a), the Parent hereby agrees to guarantee from and after the Effective Time and to cause the Surviving Corporation and each Subsidiary of the Surviving Corporation to honor and perform all obligations of the Surviving Corporation and each Subsidiary of the Surviving Corporation under all Benefit Plans of the Company and such Subsidiaries and under any agreement or arrangement implemented as provided in the Company's Disclosure Letter or as otherwise contemplated by this Agreement and the Company's Disclosure Letter.

                  (g) The Parent shall and shall cause the Surviving Corporation and each Subsidiary of the Surviving Corporation to take all corporate action necessary to:

                           (i) maintain  with  respect to eligible  participants
                  (as of the Effective Time) the Company's retiree medical plan, except to the extent that any modifications thereto are consistent with changes in the medical plans provided by the Parent and its subsidiaries for similarly situated active employees;

                           (ii) maintain the "pension  equalizer"  contributions
                  to the Company Retirement Savings Plan, the related nonqualified savings plan or a successor plan that would provide at least the same level of benefits as the "pension equalizer" arrangement, with respect to employees who are eligible participants as of the Effective Time, after taking into account any retirement benefits provided to such participants by any plans or programs of the Parent or any of its Subsidiaries after the Effective Time;

                           (iii) maintain the Company Executive Deferred Compensation Plan, except that no additional employee deferrals shall be made under such plan after the Effective Time and valuation with respect to stock deferrals existing at such time shall thereafter be based upon the Parent Common Stock;

                           (iv) maintain the Company's  Executive Life Insurance
                  Program, except that after the Effective Time no additional participants shall be covered by such program;

                           (v) maintain  the  Company's  Supplemental  Executive
                  Retirement Plan with respect to employees that are eligible participants as of the Effective Time, but the offset under such plan shall take into account any employer provided retirement

                          AGREEMENT AND PLAN OF MERGER
                                      -44-
                  benefits under any plans or programs of the Parent or any of its Subsidiaries after the Effective Time;

                           (vi) administer the Performance Stock Unit Program and the Incentive Stock Unit Plan of the Company in accordance with their terms, with such adjustments in the performance targets as may be necessary to reflect the Merger, but no new grants of awards shall be made under such plans; and

         The Company represents that true and complete copies of all of the plans and programs referred to in this Section 7.09(g) have been delivered to the Parent.

                  (h) Subject to Section 7.09(g), until the third anniversary of the Effective Time (the "Benefits Maintenance Period") the Parent shall and shall cause the Surviving Corporation and each Subsidiary of the Surviving Corporation to provide each employee of the Company or any of its Subsidiaries at the Effective Time ("Company Participants") with employee benefits and compensation after the Effective Time that are substantially comparable to similarly situated employees of the Parent and its Subsidiaries. At the Effective Time, the Parent shall adopt the severance program described in Section 7.09(h) of the Company's Disclosure Letter and shall maintain such program for the period set forth in such description.

                  (i) If Company Participants are included in any benefit plan, including provision for vacation, of the Parent, the Surviving Corporation or their Subsidiaries, the Company Participants shall receive credit for service prior to the Effective Time with the Company and its Subsidiaries to the same extent such service was counted under similar Benefit Plans of the Company for purposes of determining eligibility to participate, vesting, eligibility for retirement and, with respect to vacation, disability and severance, benefit accrual. If Company Participants or their dependents are included in any medical, dental or health plan (a "Successor Plan") other than the plan or plans they participated in at the Effective Time (a "Predecessor Plan") any such Successor Plan shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the applicable Predecessor Plan and shall credit co-pays and deductibles to the same extent credited under the Predecessor Plan.

                  (j) Except as otherwise specifically set forth above, nothing contained herein shall be construed as requiring Parent to continue any specific Benefit Plan, or to continue the employment of any specific person.

         SECTION 7.10   Indemnification of Directors and Officers.

                  (a) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless

                          AGREEMENT AND PLAN OF MERGER
                                      -45-
         each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (each an
         "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to, at or after the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director or officer of such party (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability arising before the Effective Time, (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the GCL, (ii) the Parent and the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the GCL and the certificate of incorporation or by-laws of the Surviving Corporation shall be made by independent counsel mutually acceptable to the Parent and the Indemnified Party; provided, however, that the Parent and the Surviving Corporation shall not be liable for any settlement affected without their written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

                  (b)  The  Parent  agrees  to  guarantee   unconditionally  the
         performance  of  the  Surviving  Corporation's  obligations pursuant to
         Section 7.10(a).

                  (c) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect policies of directors and officers' liability insurance maintained by the Company for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage; provided, however, that the Surviving Corporation shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Parent, for a cost not exceeding such amount.


                          AGREEMENT AND PLAN OF MERGER
                                      -46-

                  (d) If the Parent or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all of substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of the Parent shall assume the obligations set forth in this
         Section 7.10.

                  (e) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company and its Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective certificates of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

                  (f) The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

         SECTION 7.11 Newco. Prior to the Effective Time, Newco shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than the minimum amount of cash required to be paid to Newco for the valid issuance of its stock to the Parent).

         SECTION 7.12 Event Notices. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of the latter party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section 7.12 shall cure any breach of any representation or warranty of the party giving such notice contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         SECTION 7.13  Parent Board of Directors; Committees.

                  (a) The Parent's Board of Directors will take such action as may be necessary to cause the number of directors comprising the Board of Directors of the Parent at the Effective Time to be 14 persons, nine of whom shall be current members of the Board of Directors of the Parent including Richard B. Cheney and five of whom shall be current members of the Board of Directors of the Company including William B. Bradford. The specific members of the Parent's Board of Directors will be chosen by a committee consisting of Richard B. Cheney, William E. Bradford and the current chairman or the Nominating Committee of each of the Parent and the Company.

                          AGREEMENT AND PLAN OF MERGER
                                      -47-

                  (b) At or promptly after the Closing, the Parent's Board of Directors will take such action as may be necessary so that one or more of such designees of the Company will be added to each committee of the Parent's Board of Directors on an approximate proportional basis.

         SECTION 7.14 Transition Management. As soon as practicable after the date of this Agreement, the parties shall create a special transition management task force (the "Task Force"), which shall be comprised of William E. Bradford, Richard B. Cheney, David J. Lesar and Donald C.Vaughn. The Task Force shall examine various alternatives regarding the manner in which to best organize the business of the Combined Companies after the Effective Time.

         SECTION 7.15 Employment Contracts. The Parent shall, as of or prior to the Effective Time, enter into employment contracts with William E. Bradford and Donald C. Vaughn on terms reasonably acceptable to the parties pursuant to which William E. Bradford shall hold the position of Chairman of the Board of Directors of the Parent and Donald C. Vaughn shall hold the office of Vice Chairman of the Parent and at the Effective Time each of Messrs. Bradford and Vaughn shall be appointed to the Parent's Executive Committee, a non-board committee comprised of executive officers of the Parent, which after the Effective Time shall initially consist of such persons and Messrs. Cheney and Lesar.

         SECTION 7.16 Waiver by Company Joint Venture Partners. The Company shall not amend or modify the written waivers it has received from each of the Company Joint Venture Partners of any and all rights such partners may have to purchase any interest of the Company in any of the Company Joint Ventures that arise as a result of the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

         SECTION 7.17 Transfer Taxes. The Company and the Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement ("Transfer Taxes"). The Company shall pay or cause to be paid any such Transfer Taxes.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

         SECTION 8.01 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by the parties hereto, in whole or in part, to the extent permitted by applicable Law:


                          AGREEMENT AND PLAN OF MERGER
                                      -48-

                  (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the Commission under the Securities Act, and the pro forma financial statements contained in the Registration Statement at the effective date thereof shall reflect the Merger for financial accounting purposes as a Pooling Transaction. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated by the Commission.

                  (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company as required by the GCL. The Charter Amendment and the Share Issuance shall have been approved and adopted by the requisite vote of the stockholders of the Parent as required by the GCL and the rules of the NYSE.

                  (c) No Order. No Court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (d) HSR Act. The waiting period under the HSR Act applicable to the Merger shall have expired or been terminated.

                  (e) Foreign Governmental Authorities. The applicable waiting period under any competition Laws, Regulations and Orders of foreign Governmental Authorities, as set forth in the Parent's Disclosure Letter and the Company's Disclosure Letter, shall have expired or been terminated.

                  (f) Pooling of Interests. The Parent and the Company shall have been advised in writing by Arthur Andersen LLP on the date upon which the Effective Time is to occur that, in reliance in part on the concurrent opinion of Price Waterhouse LLP or its successor that the Company is a "poolable entity," the Merger should, for financial accounting purposes, be treated as a Pooling Transaction.

                  (g) The shares of Parent Common Stock to be issued in the Merger shall have been listed, subject to official notice of issuance, on the NYSE.

         SECTION 8.02 Additional Conditions to Obligations of the Parent Companies. The obligations of the Parent Companies to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by the Parent Companies, in whole or in part, to the extent permitted by applicable Law:


                          AGREEMENT AND PLAN OF MERGER
                                      -49-

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date. The Parent Companies shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing date, to such effect.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Parent Companies shall have received a certificate of the President and the Chief Executive Officer of the Company, dated the Closing date, to such effect.

                  (c) Tax Opinion. The Parent shall have received the opinion dated as of the Closing Date of Vinson & Elkins L.L.P. to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) the Parent, the Company and Newco will each be a party to that reorganization, and (iii) no gain or loss will be recognized by the Parent, the Company or Newco by reason of the Merger. In rendering such opinion, Vinson & Elkins L.L.P. shall receive and may rely upon representations contained in certificates of the Company and the Parent substantially in the form of Annexes D and E hereto.

         SECTION 8.03 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

                  (a)    Representations    and   Warranties.    Each   of   the
         representations and warranties of the Parent contained in this Agreement that is qualified as to materiality shall be true and correct, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date. The Company shall have received a certificate of the Chairman of the Board, the President or any Vice President and the Chief Financial Officer of each of the Parent Companies, dated the Closing date, to such effect.

                  (b) Agreements and Covenants. The Parent Companies shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Company shall have received a certificate of the Chairman of the Board, the President or any Vice President and the Chief Financial Officer of each of the Parent Companies, dated the Closing Date, to such effect.


                          AGREEMENT AND PLAN OF MERGER
                                      -50-

                  (c) Tax Opinion. The Company shall have received the opinion dated as of the Closing Date of Weil, Gotshal & Manges LLP to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) the Parent, the Company and Newco will each be a party to that reorganization, and (iii) no gain or loss will be recognized by the stockholders of the Company upon the receipt of shares of the Parent Common Stock in exchange for shares of Company Common Stock pursuant to the Merger except with respect to any cash received in lieu of fractional share interests. In rendering such opinion, Weil, Gotshal & Manges LLP shall receive and may rely upon the representations contained in certificates of the Company and the Parent substantially in the form of Annexes D and E hereto.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company and before or after approval of the Charter Amendment and the Share Issuance by the stockholders of the
Parent:

                  (a)      by mutual consent of the Parent and the Company;

                  (b) by the Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.02(a) or Section 8.02(b) would not be satisfied and such breach or untruth would result in a Material Adverse Effect on the Company (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, the Parent may not terminate this Agreement under this Section 9.01(b);

                  (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Parent Companies set forth in this Agreement or if any representation or warranty of the Parent Companies shall have become untrue, in either case, such that the conditions set forth in Section 8.03(a) or Section 8.03(b) would not be satisfied and such breach or untruth would result in a Material Adverse Effect on the Parent (a "Terminating Parent Breach"); provided that, if such Terminating Parent Breach is curable by the Parent Companies through the exercise of their reasonable efforts and for so long as the Parent Companies continue to exercise such reasonable efforts, the Company may not terminate this Agreement under this
         Section 9.01(c);


                          AGREEMENT AND PLAN OF MERGER
                                      -51-

                  (d) by either the Parent or the Company, if there shall be any final and nonappealable Order that prevents the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Section 7.03;

                  (e) by either the Parent or the Company, if the Merger shall not have been consummated before December 31, 1998; provided, however, that this Agreement may be extended by written notice of either the Parent or the Company to a date not later than March 31, 1999, if the Merger shall not have been consummated as a result of the Company or the Parent Companies having failed by December 31, 1998 to receive all required Authorizations and Orders with respect to the Merger or as a result of the entering of an Order by a Court or Governmental
         Authority; and provided, further, that, prior to March 31, 1999, no party shall be entitled to terminate this Agreement pursuant to this
         Section 9.01(e) if such party is in Material breach of any representation, warranty, covenant or agreement on the part of such party set forth in this Agreement;

                  (f) by either the Parent or the Company, if this Agreement shall fail to receive the Required Company Vote by the stockholders of the Company at the Company Stockholders' Meeting;

                  (g) by either the Parent or the Company, if the Charter Amendment and the Share Issuance shall fail to receive the Required Parent Vote by the stockholders of the Parent at the Parent Stockholders' Meeting;

                  (h) by the Company, at any time prior to receipt of the Required Company Vote, upon 72 hours prior written notice to the Parent, if (i) the Board of Directors of the Company shall have concluded in good faith based on advice of outside counsel that such action is necessary to act in a manner consistent with its fiduciary duties under applicable law and (ii) the Parent does not make, within
         72 hours of receipt of the Company's written notification of its intention to terminate this Agreement, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as any Superior Proposal considered by the Board of Directors in making its determination under clause (i). The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least 72 hours after it has provided the notice to the Parent required thereby and (y) to notify the Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

                  (i) by the Parent, at any time prior to receipt of the Required Parent Vote, upon 72 hours prior written notice to the Company, if (i) the Board of Directors of the Parent shall have concluded in good faith based on advice of outside counsel that such action is necessary to act in a manner consistent with its fiduciary duties under applicable law and (ii) the Company does not make, within 72 hours of receipt of the Parent's written notification of

                          AGREEMENT AND PLAN OF MERGER
                                      -52-
         its intention to terminate this Agreement, an offer that the Board of Directors of the Parent determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Parent as any Superior Proposal considered by the Board of Directors in making its determination under clause (i). The Parent agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least 72 hours after it has provided the notice to the Company required thereby and (y) to notify the Company promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

                  (j) by the Parent, upon two Business Days' prior written notice to the Company, if the Board of Directors of the Company (A) shall withdraw or modify in any manner adverse to the Parent the Board's approval or recommendation of this Agreement and the Merger,
         (B) shall approve or recommend any Superior Proposal or (C) shall resolve to take any of the actions specified in clause (A) or (B).

                  (k) by the Company, upon two Business Days' prior written notice to the Parent, if the Board of Directors of the Parent (A) shall withdraw or modify in any manner adverse to the Company the Board's approval or recommendation of the Charter Amendment and the Share Issuance, (B) shall approve or recommend any Superior Proposal or (C) shall resolve to take any of the actions specified in clause (A) or
         (B).

         The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 9.02 Effect of Termination. Except as provided in Section 9.05 or Section 10.01 of this Agreement, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability on the part of the Parent Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any misrepresentation or breach of any covenant or agreement under this Agreement.

         SECTION 9.03 Amendment. This Agreement may be amended by the parties hereto by action authorized by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, or approval of the Charter Amendment and Share Issuance by the stockholders of the Parent, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger or that would otherwise require the approval of the stockholders of the Company or the Parent under the GCL. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                          AGREEMENT AND PLAN OF MERGER
                                      -53-

         SECTION 9.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 9.04, the Parent Companies shall be deemed to be one party.

         SECTION 9.05 Fees, Expenses and Other Payments.

                  (a) Except as provided in this Section 9.05, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the allocable share of the Parent Companies as a group and the Company for all Expenses related to printing, filing and mailing the Registration Statement, the Joint Proxy Statement and the Joint Proxy Statement/Prospectus and all Commission and other regulatory filing fees incurred in connection with the Registration Statement, the Joint Proxy Statement and the Joint Proxy Statement/Prospectus shall be one-half each; and provided, further, that the Parent may, at its option, but subject to Section 7.04(e), pay any Expenses of the Company that are solely and directly related to the Merger.

                  (b) If this Agreement is terminated by the Parent  pursuant to
         Section 9.01(j) (change of recommendation), then the Company shall pay to the Parent a termination fee equal to $50 million.

                  (c) If this Agreement is terminated by the Company pursuant to
         Section 9.01(k) (change of recommendation), then the Parent shall pay to the Company a termination fee equal to $50 million.

                  (d)  If (i)  this  Agreement  is  terminated  pursuant  to (A)
         Section  9.01(b)  (breach),  (B) Section 9.01(h)  (fiduciary  out), (C)
         Section  9.01(f)  (failure  to  obtain  stockholder  approval),  or (D)
         Section 9.01(j) (change of recommendation), (ii) at the time of such termination (or in the case of clause (i)(C) above, prior to the Company Stockholders' Meeting), there shall have been an Acquisition Proposal involving the Company or any of its Subsidiaries that, at the time of such termination (or such meeting, as the case may be), shall not have been (x) rejected by the Company and its Board of Directors or
         (y) withdrawn by the Person making such Acquisition Proposal and (iii) within twelve months of any such termination, the Company or any of its Subsidiaries accepts a written offer or enters into a written agreement to consummate an Acquisition Proposal with such Person or any of its Affiliates and (iv) the Company or such Subsidiary is thereafter acquired, through merger, consolidation, share exchange, sale of assets or otherwise, by such Person or any of its Affiliates (a "Company Acquisition"), then the Company (jointly and severally with its Subsidiaries) shall at the closing (and as a condition of such closing) of such Company

                          AGREEMENT AND PLAN OF MERGER
                                      -54-

         Acquisition or of such Acquisition Proposal, pay the Parent immediately a termination fee of $175 million.

                  (e)  If (i)  this  Agreement  is  terminated  pursuant  to (A)
         Section  9.01(c)  (breach),  (B) Section 9.01(i)  (fiduciary  out), (C)
         Section  9.01(g)  (failure  to  obtain  stockholder  approval),  or (D)
         Section 9.01(k) (change of recommendation), (ii) at the time of such termination (or in the case of clause (i)(C) above, prior to the Parent Stockholders' Meeting), there shall have been an Acquisition Proposal involving the Parent or any of its Subsidiaries that, at the time of such termination (or such meeting, as the case may be), shall not have been (x) rejected by the Parent and its Board of Directors or (y) withdrawn by the Person making such Acquisition Proposal and (iii) within twelve months of any such termination, the Parent or any of its Subsidiaries accepts a written offer or enters into a written agreement to consummate an Acquisition Proposal with such Person or any of its Affiliates and (iv) the Parent or such Subsidiary is thereafter acquired, through merger, consolidation, share exchange, sale of assets or otherwise, by such Person or any of its Affiliates (a "Parent Acquisition"), then the Parent (jointly and severally with its Subsidiaries) shall at the closing (and as a condition of such closing) of such Parent Acquisition or of such Acquisition Proposal, pay the Company immediately a termination fee of $175 million.

                  (f) If either party shall fail to pay the other party any fee or other amount due hereunder, the failing party shall pay the costs and expenses (including legal fees and expenses) of the other party in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime interest rate of Citibank N.A., in effect from time to time, from the date such fee or other payment was required to be paid until payment in full.

                  (g) Notwithstanding anything herein to the contrary, the aggregate amount payable to the Parent pursuant to Section 9.05 shall not exceed $175 million exclusive of any amounts paid pursuant to
         Section 9.05(f).

                  (h) Notwithstanding anything herein to the contrary, the aggregate amount payable to the Company pursuant to Section 9.05 shall not exceed $175 million exclusive of any amounts paid pursuant to
         Section 9.05(f).

                  (i) Subject to the following sentences, the payments required by this Section 9.05 shall constitute liquidated damages in full and complete satisfaction of, and shall be the sole and exclusive remedy of the Parent or the Company, as the case may be, for, any loss, liability, damage or claim arising out of or in conjunction with the transactions contemplated by this Agreement, including any termination of this Agreement pursuant to Section 9.01 and shall not constitute a penalty. Notwithstanding the foregoing sentence, if (i) this Agreement is terminated by the Parent as a result of a willful breach of any representation, warranty, covenant or agreement by the Company and no termination fee is required to be paid

                          AGREEMENT AND PLAN OF MERGER
                                      -55-
         pursuant to Section 9.05(d), the Parent may pursue any remedies available to it at law or in equity and shall be entitled to recover such additional amounts as the Parent may be entitled to receive at law or in equity or (ii) this Agreement is terminated by the Company as a result of a willful breach of any representation, warranty, covenant or agreement by the Parent and no termination fee is required to be paid pursuant to Section 9.05(e), the Company may pursue any remedies available to it at law or in equity and shall be entitled to recover such additional amounts as the Parent may be entitled to receive at law or in equity.

                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01   Effectiveness   of   Representations,   Warranties  and
         Agreements.

                  (a) Except as set forth in Section 10.01(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

                  (b) The representations and warranties in this Agreement shall terminate at the Effective Time and the representations, warranties, covenants and agreements of each of the parties hereto shall terminate upon the termination of this Agreement pursuant to Section 9.01, except that the covenants and agreements set forth in Sections 6.05, 9.02 and
         9.05 and in Article X hereof shall survive such termination of this Agreement.

         SECTION 10.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to any of the Parent Companies, to:

                           Halliburton Company
                           3600 Lincoln Plaza
                           500 North Akard
                           Dallas, Texas  75201-3391
                           Attention:  Lester L. Coleman
                                          Executive Vice President
                                                     and General Counsel
                           Telecopier No.:  (214) 978-2658


                          AGREEMENT AND PLAN OF MERGER
                                      -56-
                  with a copy to:

                           Vinson & Elkins L.L.P.
                           First City Tower
                           1001 Fannin
                           Houston, Texas  77002-6760
                           Attention:  William E. Joor III
                           Telecopier No.:  (713) 758-2346

                  (b)      If to the Company, to:

                           Dresser Industries, Inc.
                           2001 Ross Avenue
                           Dallas, Texas  75221
                           Attention:  Clint Ables
                       Vice President and General Counsel
                         Telecopier No.: (214) 740-6904

                  with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Dennis J. Block
                           Telecopier No.:  (212) 310-8007

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

         SECTION 10.03 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                          AGREEMENT AND PLAN OF MERGER
                                      -57-

         SECTION 10.05 Entire Agreement. This Agreement (together with the Annexes, the Company's Disclosure Letter and the Parent's Disclosure Letter and the Stock Option Agreements) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof (including the Confidentiality Agreement).

         SECTION 10.06   Assignment.   This  Agreement  shall not be assigned by
operation of Law or otherwise.

         SECTION 10.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, other than Section 7.09(f) (to the extent of and only with respect to the individuals named in Section 4.13 of the Company's Disclosure Letter in response to the representation and warranty set forth in
Section 4.13(k) as parties to the severance agreements therein disclosed and their heirs and representatives) and Section 7.10 which is intended also to benefit the Indemnified Persons therein referenced, and their heirs and representatives, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing and any other provision of this Agreement, and in addition to any other required action of the Board of Directors of the Parent a majority of the directors (or their successors) serving on the Board of Directors of the Parent who are designated by the Company pursuant to Section
7.13 shall be entitled during the three year period commencing at the Effective Time (the "Three Year Period") to enforce the provisions of Sections 7.09 and
7.13 on behalf of the Company's officers, directors and employees, as the case may be. Such directors' rights and remedies under the preceding sentence are cumulative and are in addition to any other rights and remedies that they may have at law or in equity, but in no event shall this Section 10.07 be deemed to impose any additional duties on any such directors. The Parent shall pay, at the time they are incurred, all costs, fees and expenses of such directors incurred in connection with the assertion of any rights on behalf of the persons set forth above pursuant to this Section 10.07.

         SECTION 10.08 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

         SECTION 10.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law; provided, however, that any matter involving the internal corporate affairs of any party hereto shall be governed by the provisions of the GCL.

         SECTION 10.10  Specific  Performance.   The  parties hereby acknowledge
and agree that the failure of any party to this Agreement to perform its agreements and covenants hereunder,

                          AGREEMENT AND PLAN OF MERGER
                                      -58-
including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court of competent jurisdiction to enforce any party's obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this Section is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         SECTION 10.11 Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                          AGREEMENT AND PLAN OF MERGER
                                      -59-

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     HALLIBURTON COMPANY


                                     By:  /s/  David J. Lesar
                                        --------------------------------


                                     HALLIBURTON N.C., INC.


                                     By:  /s/  Lester L. Coleman
                                        --------------------------------


                                     DRESSER INDUSTRIES, INC.


                                     By:  /s/  W. E. Bradford
                                        --------------------------------




                          AGREEMENT AND PLAN OF MERGER
                                      -60-

                                                                   ANNEX A


                            SCHEDULE OF DEFINED TERMS

         The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

         "Acquisition Proposal" shall mean any proposal or offer with respect to a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 30% or more of the Equity Securities of, the Company or the Parent, as applicable, or any Significant Subsidiary of the Company or the Parent, as applicable, that, in any case, could be reasonably expected to interfere with the consummation of the Merger or the other transactions contemplated by this Agreement.

         "Affiliate" shall, with respect to any specified Person, mean any other Person that controls, is controlled by or is under common control with the specified Person.

         "Agreement" shall mean the Agreement and Plan of Merger made and entered into as of February 25, 1998 among the Parent, Newco and the Company, including any amendments thereto and each Annex (including this Annex A) and Schedule thereto (including the Parent's Disclosure Letter and the Company's Disclosure Letter).

         "Authorization"   shall   mean   any   and   all   permits,   licenses,
authorizations, orders, certificates, registrations or other approvals granted by any Governmental Authority.

         "Benefit Plans" shall mean, with respect to a specified Person, any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, severance, employment, change-in-control, deferred compensation and any bonus or incentive compensation plan, agreement, program or policy (whether qualified or nonqualified, written or oral) sponsored, maintained, or contributed to by the specified Person or any of its Subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants or other similar representatives providing services to or for the specified Person or any of its Subsidiaries in connection with such services or any such plans which have been so sponsored, maintained or contributed to within six years prior to the date of this Agreement; provided, however, that such term shall not include
(a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday and sick or other leave policies, (b) workers compensation insurance and (c) directors and officers liability insurance.

         "Benefits Maintenance Period" shall have the meaning ascribed to such term in Section 7.09(h).


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-1

         "Business Day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed;

         "Certificate of Merger" shall have the meaning ascribed to such term in
Section 2.02.

         "Charter Amendment" shall mean an amendment to the Restated Certificate of Incorporation of the Parent to increase the number of authorized shares of Parent Common Stock to be issued in the Merger.

         "Closing" shall mean a meeting,  which shall be held in accordance with
Section 3.03, of representatives of the parties to the Agreement at which, among other things, all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

         "Closing Date" shall mean the date of the Closing as determined pursuant to Section 3.03.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Combined Companies" shall mean the Parent, the Surviving Corporation and their Subsidiaries after giving effect to the Merger.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Stock Exchange Ratio" shall mean the ratio of conversion of Company Common Stock into Parent Common Stock pursuant to the Merger as provided in Section 3.01(a).

         "Company  Acquisition"  shall have the meaning ascribed to such term in
Section 9.05(d).

         "Company Annual Report" shall mean the Annual Report on Form 10-K of the Company for the year ended October 31, 1997 filed with the Commission.

         "Company Benefit Plans" shall mean Benefit Plans with respect to the Company and its Subsidiaries.

         "Company Common Stock" shall mean the common stock, par value $0.25 per share, of the Company.

         "Company   Joint   Venture   Partners"   shall  mean  the  partners  or
participants in the Company Joint Ventures other than the Company.


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-2

         "Company  Joint   Ventures"   shall  mean   Dresser-Rand   Company,   a
partnership, and Ingersoll-Dresser Pump Company, a partnership.

         "Company  Participants" shall have the meaning ascribed to such term in
Section 7.09(h).

         "Company Stock Option Agreement" shall mean that certain Stock Option Agreement of even date herewith between the Company (as grantor) and the Parent (as grantee).

         "Company Stock Options" shall mean stock options granted pursuant to the Company Stock Plans.

         "Company Stock Plans" shall mean the plans described in Section 4.03(b) of the Company's Disclosure Letter.

         "Company Stockholders' Meeting" shall have the meaning ascribed to such term in Section 7.01(a).

         "Company's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Company and its Subsidiaries as of October 31, 1996 and 1997 and the related consolidated and combined statements of operations and cash flows for the fiscal years ended October 31, 1995, 1996 and 1997, together with the notes thereto, all as audited by Price Waterhouse LLP, independent accountants, under their report with respect thereto dated November 26, 1997 and included in the Company Annual Report.

         "Company's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Company as of October 31, 1997 included in the Company's Audited Consolidated Financial Statements.

         "Company's Disclosure Letter" shall mean a letter of even date herewith delivered by the Company to the Parent Companies concurrently with the execution of the Agreement, which, among other things, shall identify exceptions to the Company's representations and warranties contained in Article IV by specific section and subsection references.

         "Company's Representatives" shall have the meaning ascribed to such term in Section 6.05.

         "Company's Rights Agreement" shall mean that certain Rights Agreement dated as of August 16, 1990 between the Company and Bank of New York as successor to Harris Trust Company of New York, as rights agent.

         "Competing Transaction" shall mean any merger, consolidation, share exchange, business combination or similar transaction involving the specified Person or any of its Subsidiaries or the acquisition in any manner, directly or indirectly, of a Material equity interest in any voting securities

                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-3
of, or a substantial portion of the assets of, the specified Person or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement.

         "Confidentiality Agreement" shall mean that certain confidentiality agreement between the Parent and the Company dated February 2, 1998.

         "Constituent Corporations" shall mean the Company and Newco.

         "control" (including the terms "controlled," "controlled by" and "under common control with") means (except where another definition is expressly indicated) the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

         "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

         "Current  Company  Benefit  Plans"  shall mean  Benefit  Plans that are
sponsored,   maintained  or  contributed  to  by  the  Company  or  any  of  its
Subsidiaries as of the date of this Agreement.

         "Current Parent Benefit Plans" shall mean Benefit Plans that are sponsored, maintained or contributed to by the Parent or any of its Subsidiaries as of the date of this Agreement.

         "Effective Time" shall mean the date and time of the completion of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 2.02.

         "Environmental Law or Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to health or the environment currently in effect and applicable to a specified Person and its Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended ("OPA"), any state or local Laws implementing the foregoing federal Laws, and all other environmental conservation or protection Laws. For purposes of the Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, however, that, to the extent the Laws of the state or locality in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in either CERCLA, such broader meaning

                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-4
shall apply, and the term "hazardous substance" shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

         "Equity Securities" shall mean, with respect to a specified Person, any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, such Person.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

         "Exchange Agent" shall mean ChaseMellon Shareholder Services, L.L.C.

         "Exchange Fund" shall mean the fund of Parent Common Stock, cash in lieu of fractional share interests and dividends and distributions, if any, with respect to such shares of Parent Common Stock established at the Exchange Agent pursuant to Section 3.02(a).

         "executive officer" shall mean each "officer," as such term is defined in Rule 16a-1(f) of the Commission, of the specified Person.

         "Expenses" shall mean all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Joint Proxy Statement/Prospectus and the Joint Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

         "GAAP" shall mean accounting principles generally accepted in the United States as in effect from time to time consistently applied by a specified Person.

         "GCL" shall mean the General Corporation Law of the State of Delaware.

         "Governmental Authority" shall mean any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-5

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "IRS" shall mean the Internal Revenue Service.

         "Joint Proxy Statement/Prospectus" shall have the meaning ascribed to such term in Section 7.02(a).

         "Joint Proxy Statement" shall have the meaning ascribed to such term in
Section 7.02(a).

         "Knowledge" shall mean, with respect to either the Company or the Parent, the actual knowledge of the chief executive officer, the chief operating officer, the chief financial officer or the general counsel of such party.

         "Law" shall mean all laws, statutes and ordinances of the United States, any state of the United States, any foreign country, any foreign state and any political subdivision thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

         "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction.

         "Material" shall mean material to the (a) consolidated business, condition (financial and other), results of operations, properties or prospects of a specified Person and its Subsidiaries, if any, taken as a whole or (b) to the specified Person's ability to perform its obligations under this Agreement or fulfill the conditions to Closing; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto pursuant to Section 11 of the Securities Act.

         "Material Adverse Effect" shall mean any change or effect that would be material and adverse (a) to the consolidated business, condition (financial or otherwise), results of operations, properties or prospects of a specified Person and its Subsidiaries, if any, taken as a whole, except for such changes or effects resulting from changes in general economic, regulatory or political conditions or changes that affect generally the energy services and related construction and engineering industry or (b) to the specified Person's ability to perform its obligations under this Agreement or fulfill the conditions to Closing; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto pursuant to Section 11 of the Securities Act.

         "Merger" shall mean the merger of Newco with an into the Company as provided in Article II of this Agreement.


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-6

         "Newco" shall mean Halliburton N.C., Inc., a Delaware corporation and a wholly owned Subsidiary of the Parent.

         "Noncompete Agreement" shall mean any agreement or arrangement that materially restricts or limits the specified Person's ability to engage or participate in any line of business that is Material to such specified Person.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Order"  shall  mean any  judgment,  order or  decree  of any  Court or
Governmental  Authority,   federal,   foreign,  state  or  local,  of  competent
jurisdiction.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Parent  Acquisition"  shall have the meaning  ascribed to such term in
Section 9.05(e).

         "Parent Annual Report" shall mean the Annual Report on Form 10-K of the Parent for the year ended December 31, 1997 filed with the Commission.

         "Parent Benefit Plans" shall mean Benefit Plans with respect to the Parent and its Subsidiaries.

         "Parent Common Stock" shall mean the common stock, par value $2.50 per share, of the Parent.

         "Parent Stock Option Agreement" shall mean that certain Stock Option Agreement of even date herewith between the Parent (as grantor) and the Company (as grantee).

         "Parent Restricted Stock" shall mean the Parent Common Stock issued in restricted stock awards pursuant to the Parent Stock Plans.

         "Parent Stock Options" shall mean stock options granted pursuant to the Parent Stock Plans.

         "Parent Stock Plans" shall mean the plans described in Section 5.03(b) of the Parent's Disclosure Letter.

         "Parent Stockholders' Meeting" shall have the meaning ascribed to such term in Section 7.01(b).

         "Parent's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Parent and its Subsidiaries as of December
31, 1997 and December 31, 1996 and the related consolidated statements of operations and cash flows for the fiscal years ended December 31, 1995, 1996 and 1997, together with the notes thereto, all as audited by Arthur Andersen LLP,

                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-7
independent accountants, under their report with respect thereto dated January 22, 1998 and included in the Parent Annual Report.

         "Parent's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Parent as of December 31, 1997 included in the Parent's Audited Consolidated Financial Statements.

         "Parent's Disclosure Letter" shall mean a letter of even date herewith delivered by the Parent to the Company with the execution of the Agreement, which, among other things, shall identify exceptions to the Parent's representations and warranties contained in Article V by specific section and subsection references.

         "Parent's Representatives" shall have the meaning ascribed to such term in Section 6.05.

         "Parent's Rights Agreement" shall mean the Restated Rights Agreement dated December 1, 1996 between the Parent and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

         "Person" shall mean (i) an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Court or Governmental Authority, or
(2) any "person" for purposes of Section 13(d)(3) of the Exchange Act.

         "Pooling Transaction" shall mean a business combination that is treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations of the Commission.

         "Predecessor  Plan"  shall  have  the  meaning ascribed to such term in
Section 7.09(i).

         "Registration Statement" shall have the meaning ascribed to such term in Section 7.02(a).

         "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization, such as the NYSE.

         "Reports" shall mean, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority (other than the Commission).

         "Representatives"    shall    mean,    collectively,    the   Company's
Representatives and the Parent's Representatives.

         "Required  Parent Vote" shall have the meaning ascribed to such term in
Section 7.01(b).

         "Required Company Vote" shall have the meaning ascribed to such term in
Section 7.01(a).


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-8

         "SEC Reports" shall mean (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents required to be filed during a specified period by a specified Person with the Commission pursuant to the Securities Act or the Exchange Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Share Issuance" shall mean the issuance of shares of the Parent Common Stock to be issued in the Merger.

         "Significant Subsidiary" means any Subsidiary of the Company or the Parent, as the case may be, that constitutes a significant subsidiary of such party as such term is defined in Rule 1-02 of Regulation S-X of the Commission.

         "Stock Option Agreements" shall mean the Company Stock Option Agreement and the Parent Stock Option Agreement.

         A "Subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or of which the specified Person controls the management.

         "Successor  Plan"  shall  have  the  meaning  ascribed  to such term in
Section 7.09(i).

         "Superior Proposal" means a bona fide Acquisition Proposal that the Board of Directors of the specified Person determines in its good faith judgment (after consultation with its financial advisers and legal counsel) (i) would result in a transaction that is more favorable to the specified Person's stockholders, from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed; provided, however, that, for the purposes of this definition, the term "Acquisition Proposal" shall have the meaning ascribed to it herein except that the reference therein to 30% shall be deemed to be a reference to 50% and the proposal or offer therein described shall be deemed only to refer to a transaction involving the Company or the assets of the Company (including the shares of the Subsidiaries of the Company), taken as a whole, rather than any transaction relating to any of the Subsidiaries of the Company alone.

         "Surviving Corporation" shall mean the Company as the corporation surviving the Merger.


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-9

         "Tax Returns" shall have the meaning ascribed to such term in Section 4.14(a) of the Agreement.

         "Taxes" shall mean all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.


         "Terminated Company Benefit Plans" shall mean Benefit Plans that were sponsored, maintained or contributed to by the Company or any of its Subsidiaries within six years prior to the date of this Agreement but which have been terminated prior to the date of this Agreement.

         "Terminated Parent Benefit Plans" shall mean Benefit Plans that were sponsored, maintained, or contributed to by the Parent or any of its Subsidiaries within six years prior to the date of this Agreement but which have been terminated prior to the date of this Agreement.

         "Terminating Company Breach" shall have the meaning ascribed to such term in Section 9.01(b).

         "Terminating Parent Breach" shall have the meaning ascribed to such term in Section 9.10(c).

         "Transfer  Taxes"  shall  have the  meaning  ascribed  to such  term in
Section 7.17.



                          AGREEMENT AND PLAN OF MERGER
                                   ANNEX A-10

                                                                         ANNEX B
                                             Dresser Industries, Inc. Affiliates


                              AFFILIATE'S AGREEMENT

                                     [Date]


Halliburton Company
3600 Lincoln Plaza
500 North Akard
Dallas, Texas  75201-3391

Ladies and Gentlemen:

         The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of Dresser Industries, Inc., a Delaware corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Regulations of the Commission under the Securities Act.

         Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Halliburton Company, a Delaware corporation (the "Parent"), Halliburton N.C., Inc., a newly formed Delaware corporation and a wholly owned Subsidiary of the Parent ("Newco"), and the Company dated as of February 25, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Newco with and into the Company (the "Merger"), the undersigned will be entitled to receive shares of Parent Common Stock in exchange for shares of Company Common Stock owned by the undersigned at the Effective Time of the Merger as determined pursuant to the Merger Agreement. Capitalized terms used but not defined herein are defined in Annex A to the Merger Agreement and are used herein with the same meanings as ascribed to them therein.

         The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the Commission has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.

         In consideration of the agreements contained herein, the Parent's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents,

                          AGREEMENT AND PLAN OF MERGER
                                    Annex B-1
warrants and agrees that the undersigned will not, without the consent of the Parent, make any sale, gift, transfer or other disposition (including deposit into a margin account with a brokerage firm) of (i) Company Common Stock during the period (the "Restricted Period") from the Commencement Date (as defined below) until the earlier of the Effective Time and the termination of the Merger Agreement (which period, if the Merger is consummated, will be greater than thirty (30) days), (ii) Parent Common Stock received by the undersigned pursuant to the Merger or otherwise owned by the undersigned at any time during the Restricted Period or thereafter until such time as financial statements that include at least thirty (30) days of combined operations of the Company and the Parent after the Merger shall have been publicly reported, unless the undersigned shall have delivered to the Parent, prior to any such sale, gift, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for the Parent, or a written no-action letter from the accounting staff of the Commission, in either case in form and substance reasonably satisfactory to the Parent, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the Regulations of the Commission or (iii) the Parent Common Stock received by the undersigned pursuant to the Merger in violation of the Securities Act or the Regulations thereunder. For purposes of this agreement, "Commencement Date" shall mean the date of receipt by the undersigned of prior written notice from the Parent advising the undersigned of the commencement of the Restricted Period on a day that is at least 45 days prior to the Closing Date as estimated in good faith by the Parent. The undersigned has been advised that the offering, sale and delivery of the shares of Parent Common Stock pursuant to the Merger will have been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed to be an Affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, the Parent Common Stock received by the undersigned pursuant to the Merger can be sold by the undersigned only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

         The undersigned also understands that instructions will be given to the transfer agent for the Parent Common Stock with respect to the Parent Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of Parent Common Stock, or any substitutions therefor, a legend stating in substance as follows:

         "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Halliburton Company, a copy of which agreement is on file at the principal offices of Halliburton Company."

It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if the undersigned shall have delivered to the Parent an opinion of counsel, in form and substance reasonably satisfactory to the Parent, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act and
(ii) the shares to be so transferred may be

                          AGREEMENT AND PLAN OF MERGER
                                    Annex B-2
publicly  offered,   sold  and  delivered  by  the  transferee  thereof  without compliance with the registration provisions of the Securities Act.

         By its execution hereof, the Parent agrees that it will, as long as the undersigned owns any shares of Parent Common Stock to be received by the undersigned pursuant to the Merger that are subject to the restrictions on sale, transfer or other disposition herein set forth, take all reasonable efforts to make timely filings with the Commission of all reports required to be filed by it pursuant to the Exchange Act and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                     Very truly yours,


                                     By:
                                         Name:
                                         Title:
                                         Date:
                                         Address:

ACCEPTED this       day
             ------
of           , 199
  -----------     ---
HALLIBURTON COMPANY


By:
   ---------------------------
   Name:
   Title:


                          AGREEMENT AND PLAN OF MERGER
                                    Annex B-3

                                                                         ANNEX C
                                                  Halliburton Company Affiliates


                              AFFILIATE'S AGREEMENT

                                     [Date]


Halliburton Company
3600 Lincoln Plaza
500 North Akard
Dallas, Texas   75201-3391

Ladies and Gentlemen:

         The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of Halliburton Company, a Delaware corporation (the "Parent"), as that term is defined in the Regulations of the Commission under the Securities Act.

         The undertakings contained in this Affiliate's Agreement are being given by the undersigned in connection with that certain Agreement and Plan of Merger by and among the Parent, Halliburton N.C., Inc., a newly formed Delaware corporation and a wholly owned Subsidiary of the Parent ("Newco"), and Dresser Industries, Inc., a Delaware Corporation (the "Company") dated as of February 25, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Newco with and into the Company (the "Merger"). Capitalized terms used but not defined herein are defined in Annex A to the Merger Agreement and are used herein with the same meanings as ascribed to them therein.

         The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the Commission has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.

         In consideration of the agreements contained herein, the Parent's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that the undersigned will not, without the consent of the Parent, make any sale, gift, transfer or other disposition (including deposit into a margin account with a brokerage firm) of (i) Company Common Stock during the period (the "Restricted Period") from the Commencement Date (as defined below) until the earlier of the Effective Time and the termination of the Merger Agreement (which period, if the Merger is consummated, will be greater than thirty (30) days) or
(ii) Parent Common Stock owned by the undersigned at any time during the Restricted Period or thereafter until such time as financial statements that include at least thirty (30) days of combined

                          AGREEMENT AND PLAN OF MERGER
                                    Annex C-1
operations of the Company and the Parent after the Merger shall have been publicly reported, unless the undersigned shall have delivered to the Parent, prior to any such sale, gift, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for the Parent, or a written no-action letter from the accounting staff of the Commission, in either case in form and substance reasonably satisfactory to the Parent, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the Regulations of the Commission. For purposes of this agreement, "Commencement Date" shall mean the date of receipt by the undersigned of prior written notice from the Parent advising the undersigned of the commencement of the Restricted Period on a day that is at least 45 days prior to the Closing Date as estimated in good faith by the Parent.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                       Very truly yours,


                                       By:
                                           Name:
                                           Title:
                                           Date:
                                           Address:

ACCEPTED this       day
              -----
of            , 199
   -----------     ---
HALLIBURTON COMPANY


By:
   -------------------------
   Name:
   Title:

                          AGREEMENT AND PLAN OF MERGER
                                    Annex C-2